Exhibit 4.4

FIFTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

by and among

ADAGENE INC. AND ITS SUBSIDIARIES

ORDINARY SHAREHOLDERS NAMED HEREIN

SERIES A SHAREHOLDERS NAMED HEREIN

SERIES B SHAREHOLDERS NAMED HEREIN

AND

SERIES C SHAREHOLDERS NAMED HEREIN

DECEMBER 19, 2019

Table of Contents

1.	Definitions		2

	1.1	Defined Terms	2

	1.2	Other Defined Terms	9

	1.3	Interpretation	11

2.	Demand Registration		11

	2.1	Registration Other Than on Form F-3 or Form S-3	11

	2.2	Registration on Form F-3 or Form S-3	12

	2.3	Right of Deferral	12

	2.4	Underwritten Offerings	13

3.	Piggyback Registrations		14

	3.1	Registration of the Company’s Securities	14

	3.2	Right to Terminate Registration	14

	3.3	Underwriting Requirements	14

	3.4	Exempt Registrations	15

4.	Registration Procedures		15

	4.1	Registration Procedures and Obligations	15

	4.2	Information from Holder	17

	4.3	Expenses of Registration	17

5.	Registration-Related Indemnification		18

	5.1	Company Indemnity	18

	5.2	Holder Indemnity	18

	5.3	Notice of Indemnification Claim	19

	5.4	Contribution	19

	5.5	Underwriting Agreement	20

	5.6	Survival	20

6.	Additional Registration-Related Undertakings		20

	6.1	Reports under the Exchange Act	20

	6.2	Limitations on Subsequent Registration Rights	21

	6.3	“Market Stand-Off” Agreement	21

	6.4	Termination of Registration Rights	22

	6.5	Exercise of Ordinary Share Equivalents	22

i

	6.6	Intent	22

7.	Preemptive Right		23

	7.1	General	23

	7.2	Pro Rata Share	23

	7.3	New Securities	23

	7.4	Procedures	24

	7.5	Failure to Exercise	25

	7.6	Optional Procedure	25

	7.7	Termination of Preemptive Rights	25

8.	Information Rights		25

	8.1	Delivery of Financial Statements	25

	8.2	Termination of Information Rights	26

9.	Inspection Rights		26

10.	Election of Directors		26

	10.1	Board of Directors	26

	10.2	Voting Agreements	28

	10.3	Quorum	28

	10.4	Expenses	29

	10.5	Alternates	29

11.	Protective Provisions		29

12.	Additional Covenants		31

	12.1	Business of the Group Companies	31

	12.2	Accounting Standards; Fiscal Year; Internal Controls	31

	12.3	No Avoidance; Voting Trust	31

	12.4	Confidentiality	32

	12.5	Controlled Foreign Corporation	33

	12.6	Passive Foreign Investment Company	33

	12.7	Provision of U.S. Tax Reporting Information	34

	12.8	Costs	34

	12.9	U.S. Tax Classification	34

	12.10	Anti-Bribery Compliance	35

	12.11	Liquidation Rights	35

	12.12	Repurchase Right	40

	12.13	Compliance with Laws	43

	12.14	Role of Series C Shareholders	43

13.	Miscellaneous		44

	13.1	Termination	44

	13.2	Further Assurances	44

	13.3	Assignments and Transfers; No Third Party Beneficiaries	45

	13.4	Governing Law	45

	13.5	Dispute Resolution	45

	13.6	Notices	46

	13.7	Expenses	46

	13.8	Rights Cumulative; Specific Performance	47

	13.9	Successor Indemnification	47

	13.10	Severability	47

	13.11	Amendments and Waivers	47

	13.12	No Waiver	48

	13.13	Delays or Omissions	48

	13.14	No Presumption	48

	13.15	Counterparts	48

	13.16	Entire Agreement	48

	13.17	Agreement Controlling	49

	13.18	Aggregation of Shares	49

	13.19	Use of English Language	49

	13.20	Effective Date	49

	13.21	Amendment of Prior Agreement	49

	SCHEDULE A-1 – LIST OF ORDINARY SHAREHOLDERS

	SCHEDULE A-2 – LIST OF SERIES A-1 SHAREHOLDERS

	SCHEDULE A-3 – LIST OF SERIES A-2 SHAREHOLDERS

	SCHEDULE A-4 – LIST OF SERIES B SHAREHOLDERS

	SCHEDULE A-5 – LIST OF SERIES C-1 SHAREHOLDERS

	SCHEDULE A-6 – LIST OF SERIES C-2 SHAREHOLDERS

SCHEDULE A-7 – LIST OF SERIES C-3 SHAREHOLDER

SCHEDULE B – ADDRESS FOR NOTICE

FIFTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

THIS FIFTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (this “Agreement”) is entered into on December 19, 2019, by and among:

1.                                      Adagene Inc., an exempted company organized under the laws of the Cayman Islands (the “Company”),

2.                                      Adagene (Hong Kong) Limited (天演藥業(香港)有限公司), a company organized under the laws of Hong Kong (the “Holdco Subsidiary”);

3.                                      Adagene (Suzhou) Limited (天演药业（苏州）有限公司), a company organized under the laws of the PRC (the “WFOE”);

4.                                      Adagene Incorporated, a company organized under the laws of the State of Delaware (the “US Subsidiary”);

5.                                      ADAGENE AUSTRALIA PTY LTD, a company incorporated and organized under the laws of Australia (the “Australian Subsidiary”);

6.                                      each of the Persons named on Schedule A-1 hereto (collectively, the “Ordinary Shareholders”, and each an “Ordinary Shareholder”),

7.                                      each of the Persons listed in Schedule A-2 and Schedule A-3 attached hereto (collectively, the “Series A Shareholders”),

8.                                      each of the Persons listed in Schedule A-4 attached hereto (collectively, the “Series B Shareholders”); and

9.                                      each of the Persons named on Schedule A-5, Schedule A-6 and Schedule A-7 hereto (collectively, the “Series C Shareholders”, and collectively with the Series A Shareholders and Series B Investors, the “Investors”, and each an “Investor”).

Each of the parties to this Agreement is referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used herein without definition shall have the meanings set forth in the Share Purchase Agreement (as defined below).

RECITALS

A                                       The Company holds 100% issued and outstanding share capital of the Holdco Subsidiary, which holds 100% registered capital of the WFOE. The Company also holds 100% issued and outstanding shares of the US Subsidiary, which holds 100% issued and outstanding shares of the Australian Subsidiary.

B                                       The Company entered into that certain Share Purchase Agreement with certain Series C Shareholder on October 15, 2019 with respect to the sale and purchase of Series C-3 Preferred Shares of the Company (the “Share Purchase Agreement”).

C                                       The Share Purchase Agreement provides that the execution and delivery of this Agreement shall be a condition precedent to the consummation of the transactions contemplated under the Share Purchase Agreement.

D                                       The Parties desire to enter into this Agreement and make the respective representations, warranties, covenants and agreements set forth herein on the terms and conditions set forth herein.

WITNESSETH

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound hereto hereby agree as follows:

1.                                      Definitions.

1.1                               Defined Terms.

Capitalized terms used and not otherwise defined herein shall have the meaning ascribed to them below:

“Accounting Standards” means standards as close as possible to the generally accepted accounting principles in the United States, applied on a consistent basis, or other intentional accounting principles approved by the Investors applied on a consistent basis.

“Affiliate” means, (i) with respect to a Person that is a natural person, such Person’s Relatives and any Person Controlled, directly or indirectly, by such Person or his/her Relatives, and (ii) with respect to a Person that is not a natural person, any Person which, directly or indirectly, Controls, is Controlled by or is under common Control with such Person, including, without limitation any member, managing member, general partner, limited partner, officer, employee, trustee or director of such Person or any trust for the benefit of any of the foregoing or any Affiliate of the foregoing and any venture capital fund now or hereafter existing which is Controlled by or under common Control with one or more general partners or shares the same management company with such Person. Notwithstanding the foregoing, the Parties acknowledge and agree that (a) the name “Sequoia Capital” is commonly used to describe a variety of entities (collectively, the “Sequoia Entities”) that are affiliated by ownership or operational relationship and engaged in a broad range of activities related to investing and securities trading and (b) notwithstanding any other provision of this Agreement to the contrary, this Agreement shall not be binding on, or restrict the activities of, any (i) Sequoia Entity outside of the Sequoia China Sector Group, (ii) entity primarily engaged in investment and trading in the secondary securities market; (iii) the ultimate beneficial owner of an Sequoia Entity (or its general partner or ultimate general partner) who is a natural Person, and such Person’s relatives (including but without limitation, such Person’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law), (iv) any officer, director or employee of a Sequoia Entity (or its general partner or ultimate general partner) and such Person’s relatives, and (v) for the avoidance of doubt, any portfolio companies of any Sequoia Entity and portfolio companies of any affiliated investment fund or investment vehicle of any Sequoia Entity. For purposes of the foregoing, the “Sequoia China Sector Group” means all Sequoia Entities (whether currently existing or formed in the future) that are principally focused on companies located in, or with connections to, the People’s Republic of China that are exclusively managed by Sequoia Capital. For the avoidance of doubt, each of SCC Venture VI Holdco, Ltd. and Gopher Harvest Co-Investment Fund LP shall be deemed as an Affiliate of each other. For the avoidance of doubt, with respect to Asia Ventures II L.P. and F-Prime Capital Partners Healthcare Fund III LP, an Affiliate means (1) Eight Roads Holdings Limited (“ERHL”), a company incorporated in Bermuda, and any parent or subsidiary undertaking of, or entity under common control, with ERHL from time to time (ERHL and its subsidiary undertakings being the “ERHL Group”); (2) FIL Limited (“FIL”), a company incorporated in Bermuda, and any subsidiary undertaking of FIL from time to time (FIL and its subsidiary undertakings being the “FIL Group”); (3) FMR LLC (“FMR”), a Delaware corporation, and any subsidiary undertaking of FMR from time to time (FMR and its subsidiary undertakings being the “FMR Group”); (4) any director, officer, employee or shareholder of the ERHL Group, the FIL Group and/or the FMR Group or members of his family and any company, trust, partnership or other entity formed for his or any of their benefit from time to time (any or all of such individuals and entities being the “Closely Related Shareholders”); (5) any entity controlled by Closely Related Shareholders where control shall mean the power to direct the management and policies or appoint or remove members of the board of directors or other governing body of the entity, directly or indirectly, whether through the ownership of voting securities, contract or otherwise, and controlled shall be construed accordingly; (6) any affiliate of any member of the ERHL Group, the FIL Group and/or the FMR Group (where “affiliate”, for the purposes of this provision only, means (a) any entity controlled by any combination of any Closely Related Shareholders and, for purposes of this provision only, any member of the ERHL Group, the FIL Group and/or the FMR Group, and (b) the officers, partners and directors of any affiliate); and (7) any fund in which any member of the ERHL Group, the FIL Group and/or the FMR Group or any Closely Related Shareholder is a partner. For the avoidance of doubt, with respect to General Atlantic Singapore AI Pte. Ltd., “Affiliate” also includes (i) any direct or indirect shareholder of General Atlantic Singapore AI Pte. Ltd., (ii) any of such shareholder’s general partners, (iii) the fund manager managing such shareholder (and general partners, and officers thereof) and (iv) trusts controlled by or for the benefit of any natural person referred to in (ii) or (iii) above; provided that in no event shall any portfolio company owned, directly or indirectly, by investment funds managed by General Atlantic Service Company, L.P., be deemed an Affiliate of General Atlantic Singapore AI Pte. Ltd..

“Applicable Securities Laws” means (i) with respect to any offering of securities in the United States, or any other act or omission within that jurisdiction, the securities laws of the United States, including the Exchange Act and the Securities Act, and any applicable Law of any state of the United States, and (ii) with respect to any offering of securities in any jurisdiction other than the United States, or any related act or omission in that jurisdiction, the applicable Laws of that jurisdiction.

“Board” means the board of directors of the Company.

“Business” means the research, development, service, consulting, commercialization, transfer and license of technology relating to biologics including antibodies for therapeutic and/or diagnostic applications.

“Business Day” means any day that is not a Saturday, Sunday, legal holiday or other day on which commercial banks are required or authorized by law to be closed in the PRC, Hong Kong, Singapore, the Cayman Islands or the United States.

“Charter Documents” means, with respect to a particular legal entity, the articles or certificate of incorporation, formation or registration (including, if applicable, certificates of change of name), memorandum of association, articles of association, bylaws, articles of organization, limited liability company agreement, trust deed, trust instrument, operating agreement, joint venture agreement, business license, or similar or other constitutive, governing, or charter documents, or equivalent documents, of such entity.

“Closing” means the Closing as defined in the Share Purchase Agreement.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Commission” means (i) with respect to any offering of securities in the United States, the Securities and Exchange Commission of the United States or any other federal agency at the time administering the Securities Act, and (ii) with respect to any offering of securities in a jurisdiction other than the United States, the regulatory body of the jurisdiction with authority to supervise and regulate the offering or sale of securities in that jurisdiction.

“Consent” means any consent, approval, authorization, release, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including any Governmental Authority.

“Control” of a given Person shall mean the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person. The terms “Controlled” and “Controlling” have meanings correlative to the foregoing.

“Deemed Liquidation Event” means any of the following events:

(1)           (A) any consolidation, amalgamation, scheme of arrangement or merger of a Group Company with or into any other Person or other reorganization in which the Members or shareholders of the Company immediately prior to such consolidation, amalgamation, merger, scheme of arrangement or reorganization own less than a majority of such Group Company’s voting power in the aggregate immediately after such consolidation, merger, amalgamation, scheme of arrangement or reorganization, or (B) any transaction or series of related transactions to which a Group Company is a party in which in excess of fifty percent (50%) of such Group Company’s voting power is transferred; or

(2)           a sale, transfer, lease or other disposition of all or substantially all of the assets or business of any Group Company (or any series of related transactions resulting in such sale, transfer, lease or other disposition of all or substantially all of the assets of such Group Company), or entering into an exclusive license granting rights for substantially all of a Group Company’s intellectual property in substantially all of the world;

provided that corporate activities taken solely for the purpose of achieving a Qualified IPO that has been duly approved in accordance with this Agreement and the Restated Memorandum and Articles shall not in any case be a “Deemed Liquidation Event.”

“Equity Securities” means, with respect to any Person that is a legal entity, any and all shares of capital stock, membership interests, units, profits interests, ownership interests, equity interests, registered capital, and other equity securities of such Person, and any right, warrant, option, call, commitment, conversion privilege, preemptive right or other right to acquire any of the foregoing, or security convertible into, exchangeable or exercisable for any of the foregoing, or any contract providing for the acquisition of any of the foregoing.

“ESOP” means the Company’s Second Amended and Restated Share Incentive Plan (as amended) duly approved by the Board covering the grant or issuance of up to 11,391,131 Ordinary Shares (or options therefor) (as amended from time to time and as adjusted in connection with share splits or share consolidation, reclassification or other similar event) to employees, officers, directors, contractors, advisors or consultants of the Group Companies.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“FCPA” means Foreign Corrupt Practices Act of the United States of America, as amended from time to time.

“Form F-1” means Form F-1 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Form F-3” means Form F-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Form S-1” means Form S-1 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Form S-3” means Form S-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Governmental Authority” means any government of any nation or any federation, province or state or any other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any governmental authority, agency, department, board, commission or instrumentality of the PRC or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

“Governmental Order” means any applicable order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Authority.

“Group Company” means each of the Company, the Holdco Subsidiary, the WFOE, the US Subsidiary and the Australian Subsidiary, together with each Subsidiary of any of the foregoing, and “Group” refers to all of Group Companies collectively.

“Holders” means the holders of Registrable Securities who are parties to this Agreement from time to time, and their permitted transferees that become parties to this Agreement from time to time.

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

“Initiating Holders” means, with respect to a request duly made under Section 2.1 or Section 2.2 to Register any Registrable Securities, the Holders initiating such request.

“IPO” means the first firm underwritten registered public offering by the Company of its Ordinary Shares pursuant to a Registration Statement that is filed with and declared effective by either the Commission under the Securities Act or another Governmental Authority for a public offering in a jurisdiction other than the United States.

“Law” or “Laws” means any and all provisions of any applicable constitution, treaty, statute, law, regulation, ordinance, code, rule, or rule of common law, any governmental approval, concession, grant, franchise, license, agreement, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any formally issued written interpretation or administration of any of the foregoing by, any Governmental Authority, in each case as amended, and any and all applicable Governmental Orders.

“Majority Investors” means the holders of at least a majority of the voting power of the then outstanding Preferred Shares (voting together as a single class and calculated on as-converted basis).

“Member” has the meaning as in the Statute.

“Ordinary Share Equivalents” means any Equity Security which is by its terms convertible into or exchangeable or exercisable for Ordinary Shares, including without limitation, the Preferred Shares.

“OFAC” means the Treasury Department’s Office of Foreign Assets Control of the United States.

“Ordinary Shares” means the Company’s ordinary shares, par value US$0.0001 per share.

“Original Issue Price” has the meaning ascribed to such term in the Restated Memorandum and Articles.

“Person” means any individual, sole proprietorship, partnership, limited partnership, limited liability company, firm, joint venture, estate, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or governmental or regulatory authority or other enterprise or entity of any kind or nature.

“PFIC” means passive foreign investment company as defined in the Code.

“PRC” means the People’s Republic of China, but solely for the purposes of this Agreement, excluding Hong Kong, the Macau Special Administrative Region and the islands of Taiwan.

“Preferred Director” means each director of the Company other than the Founder Director.

“Preferred Shares” means, collectively, the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares.

“Prior Agreement” means the Fourth Amended and Restated Shareholders Agreement entered into by and among the Company and certain of its Members dated June 12, 2019.

“Qualified IPO” means the closing of a firm commitment underwritten public offering of the Ordinary Shares of the Company (or depositary receipts or depositary shares therefor) in the United States pursuant to an effective registration statement under the United States Securities Act of 1933, as amended, with an implied pre-offering market capitalization of the Company (based on the last pre-effectiveness pricing or low-end of the price range information contained in the final draft of such registration statement filed with the Commission) of no less than six hundred and fifty million US Dollars (US$650,000,000) and an aggregate gross proceeds of no less than US$75 million, before deduction of underwriting discounts and registration expenses, or in an underwritten public offering of the Ordinary Shares of the Company (or depositary receipts or depositary shares therefor) in another jurisdiction which results in the Ordinary Shares trading publicly on a recognized international securities exchange approved by the Majority Investors, voting as a single class, so long as such offering satisfies the foregoing pre-offering valuation and gross proceeds requirements.

“Register of Members” has the meaning ascribed to such term in the Restated Memorandum and Articles.

“Registrable Securities” means (i) the Ordinary Shares issued or issuable upon conversion of the Preferred Shares and (ii) any Ordinary Shares of the Company issued or issuable as a dividend or other distribution with respect to, in exchange for, or in replacement of, the shares referenced in (i) herein; excluding in all cases, however, any of the foregoing sold by a Person in a transaction other than an assignment pursuant to Section 13.3. For purposes of this Agreement, Registrable Securities shall cease to be Registrable Securities when such Registrable Securities have been disposed of pursuant to an effective Registration Statement.

“Registration” means a registration effected by preparing and filing a Registration Statement and the declaration or ordering of the effectiveness of that Registration Statement; and the terms “Register” and “Registered” have meanings concomitant with the foregoing.

“Registration Statement” means a registration statement prepared on Form F-1, F-3, S-1, or S-3 under the Securities Act, or on any comparable form in connection with registration in a jurisdiction other than the United States.

“Related Party” means any Affiliate, officer, director, supervisory board member, employee, or holder of any Equity Security of any Group Company, and any Affiliate of any of the foregoing.

“Relative” of a natural person means the spouse of such person and any parent, grandparent, child, grandchild, sibling, cousin, in-law, uncle, aunt, nephew or niece of such person or spouse.

“Restated Memorandum and Articles” means the Sixth Amended and Restated Memorandum of Association and the Sixth Amended and Restated Articles of Association of the Company, as each may be amended and/or restated from time to time.

“Restated Right of First Refusal & Co-Sale Agreement” means the Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement among the Company and certain Investors dated on or about the date of this Agreement, as amended from time to time.

“SAFE” means the State Administration of Foreign Exchange of the PRC.

“SAFE Regulation” means any Law promulgate by SAFE, including without limitation, the Circular 37 issued by SAFE on July 4, 2014, titled “Circular on Relevant Issues Relating to Domestic Residents’ Investment and Financing and Roundtrip Investment through Special Purpose Vehicles (Hui Fa [2014] No. 37),” effective on the same date.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Series A Preferred Shares” means the Series A-1 Preferred Shares and the Series A-2 Preferred Shares.

“Series A-1 Preferred Shares” means the Series A-1 Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Restated Memorandum and Articles.

“Series A-2 Preferred Shares” means the Series A-2 Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Restated Memorandum and Articles.

“Series B Preferred Shares” means the Series B Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Restated Memorandum and Articles.

“Series C Preferred Shares” means, collectively, the Series C-1 Preferred Shares, the Series C-2 Preferred Shares and the Series C-3 Preferred Shares, and each a “Series C Preferred Share”.

“Series C-1 Preferred Shares” means the Series C-1 Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Restated Memorandum and Articles.

“Series C-2 Preferred Shares” means the Series C-2 Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Restated Memorandum and Articles.

“Series C-3 Preferred Shares” means the Series C-3 Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Restated Memorandum and Articles.

“Series C-3 Shareholder” means General Atlantic Singapore AI Pte. Ltd. and any Affiliate thereof that holds any Series C-3 Preferred Shares.

“Shares” means the Ordinary Shares and the Preferred Shares.

“Statute” means the Companies Law of the Cayman Islands as amended and every statutory modification or re-enactment thereof for the time being in effect.

“Subsidiary” means, with respect to any given Person, any other Person that is Controlled directly or indirectly by such given Person.

“Tax” means (i) in the PRC: (a) any national, provincial, municipal, or local taxes, charges, fees, levies, or other assessments, including, without limitation, all net income (including enterprise income tax and individual income withholding tax), turnover (including value-added tax, business tax, and consumption tax), resource (including urban and township land use tax), special purpose (including land value-added tax, urban maintenance and construction tax, and additional education fees), property (including urban real estate tax and land use fees), documentation (including stamp duty and deed tax), filing, recording, social insurance (including pension, medical, unemployment, housing, and other social insurance withholding), tariffs (including import duty and import value-added tax), and estimated and provisional taxes, charges, fees, levies, or other assessments of any kind whatsoever, (b) all interest, penalties (administrative, civil or criminal), or additional amounts imposed by any Governmental Authority in connection with any item described in clause (a) above, and (c) any form of transferee liability imposed by any Governmental Authority in connection with any item described in clauses (a) and (b) above and (ii) in any jurisdiction other than the PRC: all similar liabilities as described in clause (i)(a) and (i)(b) above.

“Transaction Documents” has the meaning set forth in the Share Purchase Agreement.

“US” means the United States of America.

1.2          Other Defined Terms.

The following terms shall have the meanings defined for such terms in the Sections set forth below:

Additional Consideration	Section 12.11(iv)
Agreement	Preamble
Arbitration Notice	Section 13.5(i)
Australian Subsidiary	Recitals
CFC	Section 12.5
Company	Preamble
Confidential Information	Section 12.4(i)
Dispute	Section 13.5(i)
Exempt Registrations	Section 3.4

Extended Participation Period	Section 7.4
Founder	Section 10.1(i)(d)
Founder Director	Section 10.1(i)(d)
Fully Exercising Investor	Section 7.4
HKIAC	Section 13.5(ii)
HKIAC Rules	Section 13.5(ii)
Holdco Subsidiary	Preamble
Indirect United States Shareholder	Section 12.5
Initial Consideration	Section 12.11(iv)
Investor(s)	Preamble
Investor’s Partners	Section 12.5
Liquidation Event	Section 12.11(i)
New Financing	Section 10.1(iv)
New Securities	Section 7.3
Non-Competition Period	Section 12.15
Ordinary Shareholders	Preamble
Participation Notice	Section 7.4
Participation Period	Section 7.4
Party(ies)	Preamble
Preemptive Right	Section 7.1
Prohibited Payment	Section 12.10
Pro Rata Share	Section 7.2
Public Official	Section 12.10
QIPO Date	Section 12.12(i)
Repurchase Date	Section 12.12(i)
Repurchase Notice	Section 12.12(v)
Repurchase Price	Section 12.12(iii)
Repurchase Request	Section 12.12(i)
Requesting Series A Holders	Section 12.12(1)
Requesting Series B Holders	Section 12.12(i)
Requesting Series C Holders	Section 12.12(i)
Rights Holder	Section 7.1
Series A Repurchase Notice	Section 12.12(i)
Series A Shareholders	Preamble
Series B Repurchase Notice	Section 12.12(i)
Series B Shareholders	Preamble
Series C Repurchase Notice	Section 12.12(i)
Series C Shareholders	Preamble
Share Purchase Agreement	Recitals
Subpart F Income	Section 12.5
Subsidiary Board	Section 10.1(ii)
US Subsidiary	Preamble
United States Shareholder	Section 12.5
Violation	Section 5.1(i)
WFOE	Preamble

1.3                               Interpretation.

For all purposes of this Agreement, except as otherwise expressly herein provided, (i) the terms defined in this Section 1 shall have the meanings assigned to them in this Section 1 and include the plural as well as the singular, (ii) all accounting terms not otherwise defined herein have the meanings assigned under the Accounting Standards, (iii) all references in this Agreement to designated Sections and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement, (iv) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, (v) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision, (vi) all references in this Agreement to designated Schedules, Exhibits and Appendices are to the Schedules, Exhibits and Appendices attached to this Agreement, (vii) references to this Agreement, any other Transaction Documents and any other document shall be construed as references to such document as the same may be amended, supplemented or novated from time to time, (viii) the phrase “directly or indirectly” means directly, or indirectly through one or more intermediate Persons or through contractual or other arrangements, and “direct or indirect” has the correlative meaning, (ix) the term “voting power” refers to the number of votes attributable to the Shares (on an as-converted basis) in accordance with the terms of the Restated Memorandum and Articles, (x) the headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement, (xi) references to laws include any such law modifying, re-enacting, extending or made pursuant to the same or which is modified, re-enacted, or extended by the same or pursuant to which the same is made, and (xii) all references to dollars or to “US$” are to currency of the United States of America and all references to RMB are to currency of the PRC (and each shall be deemed to include reference to the equivalent amount in other currencies).

2.                                      Demand Registration.

2.1                               Registration Other Than on Form F-3 or Form S-3.

Subject to the terms of this Agreement, at any time or from time to time after the date that is six (6) months after the closing of the IPO, Holders holding thirty percent (30%) or more of the voting power of the then outstanding Registrable Securities held by all Holders may request in writing that the Company effect a Registration on any internationally recognized exchange that is reasonably acceptable to such requesting Holders. Upon receipt of such a request, the Company shall (x) promptly give written notice of the proposed Registration to all other Holders and (y) as soon as practicable, use its good faith commercially reasonable efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and/or qualified for sale and distribution in such jurisdiction as the Initiating Holders may request. The Company shall be obligated to consummate no more than two (2) Registrations pursuant to this Section 2.1 that have been declared and ordered effective; provided that if the Registrable Securities sought to be included in the Registration pursuant to this Section 2.1 are not fully included in the Registration for any reason other than solely due to the action or inaction of the Holders including Registrable Securities in such Registration, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to this Section 2.1. The Company shall not be obligated to take any action to effect any Registration pursuant to this Section 2.1 unless the aggregate proceeds from the offering that is the subject of the Registration exceeds US$5,000,000 and at least 40% of the Registrable Securities then outstanding shall participate in such Registration.

2.2                               Registration on Form F-3 or Form S-3.

The Company shall use its good faith commercially reasonable efforts to qualify for registration on Form F-3 or Form S-3. Subject to the terms of this Agreement, if the Company qualifies for registration on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), Holders holding ten percent (10%) or more of the voting power of the then outstanding Registrable Securities held by all Holders may request the Company in writing to file, in any jurisdiction in which the Company has had a registered underwritten public offering, a Registration Statement on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), including without limitation any registration statement filed under the Securities Act providing for the registration of, and the sale on a continuous or a delayed basis by the Holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission. Upon receipt of such a request, the Company shall (i) promptly give written notice of the proposed Registration to all other Holders and (ii) as soon as practicable, use its good faith commercially reasonable efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and qualified for sale and distribution in such jurisdiction. The Company shall be obligated to consummate no more than two (2) Registrations that have been declared and ordered effective within any twelve (12)-month period pursuant to this Section 2.2; provided that if the Registrable Securities sought to be included in the Registration pursuant to this Section 2.2 are not fully included in such Registration for any reason other than solely due to the action or inaction of the Holders including Registrable Securities in such Registration, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to this Section 2.2. The Company shall not be obligated to take any action to effect any Registration pursuant to this Section 2.2 unless the aggregate proceeds from the offering that is the subject of the Registration exceeds US$5,000,000.

2.3                               Right of Deferral.

(i)                                     The Company shall not be obligated to Register or qualify Registrable Securities pursuant to this Section 2:

(1)                                 if, within ten (10) days of the receipt of any request of the Holders to Register any Registrable Securities under Section 2.1 or Section 2.2, the Company gives notice to the Initiating Holders of its bona fide intention to effect the filing for its own account of a Registration Statement of Ordinary Shares within sixty (60) days of receipt of that request; provided, that the Company is actively employing in good faith its commercially reasonable efforts to cause that Registration Statement to become effective within sixty (60) days of receipt of that request; provided, further, that the Holders are entitled to join such Registration in accordance with Section 3 (other than an Exempt Registration);

(2)                                 during the period starting with the date of filing by the Company of, and ending six (6) months following the effective date of any Registration Statement pertaining to Ordinary Shares of the Company other than an Exempt Registration; provided, that the Holders are entitled to join such Registration in accordance with Section 3;

(3)                                 in any jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such Registration or qualification, unless the Company is already subject to service of process in such jurisdiction; or

(4)                                 with respect to the registration on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), if Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States) (as the case may be) is not available for such offering by the Holders.

(ii)                                  If, after receiving a request from Holders pursuant to Section 2.1 or Section 2.2 hereof, the Company furnishes to the Holders a certificate signed by the chief executive officer of the Company stating that, in the good faith judgment of the Board, it would be materially detrimental to the Company or its members for a Registration Statement to be filed in the near future, then the Company shall have the right to defer such filing for a period during which such filing would be materially detrimental, provided, that the Company may not utilize this right for more than ninety (90) days on any one occasion or more than once during any twelve (12) month period; provided, further, that the Company may not Register any other its securities during such period (except for Exempt Registrations).

2.4                               Underwritten Offerings.

If, in connection with a request to Register Registrable Securities under Section 2.1 or Section 2.2, the Initiating Holders seek to distribute such Registrable Securities in an underwritten offering, they shall so advise the Company as a part of the request, and the Company shall include such information in the written notice to the other Holders described in Section 2.1 and Section 2.2. In such event, the right of any Holder to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such underwritten offering and the inclusion of such Holder’s Registrable Securities in the underwritten offering (unless otherwise mutually agreed by the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected for such underwritten offering by the Company and reasonably acceptable to the holders of a majority of the voting power of all Registrable Securities proposed to be included in such Registration. Notwithstanding any other provision of this Agreement, if the managing underwriter advises the Company that marketing factors (including without limitation the aggregate number of securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten in a Registration pursuant to Section 2.1 or Section 2.2, the underwriters may exclude the Registrable Securities requested to be Registered but only after first excluding all other Equity Securities from the Registration and underwritten offering and so long as the number of shares to be included in the Registration on behalf of the non-excluded Holders is allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included; provided that the Initiating Holders shall have the right to withdraw their request for Registration from the underwriting by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement, and such withdrawal request for Registration shall not be deemed to constitute one of the Registration rights granted pursuant to Section 2.1 or Section 2.2, as the case may be. If any Holder disapproves the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from such underwritten offering shall be withdrawn from the Registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to a Holder to the nearest one hundred (100) shares.

3.                                      Piggyback Registrations.

3.1                               Registration of the Company’s Securities.

Subject to the terms of this Agreement, if the Company proposes to Register for its own account any of its Equity Securities, or for the account of any holder (other than a Holder) of Equity Securities any of such holder’s Equity Securities, in connection with the public offering of such securities (except for Exempt Registrations), the Company shall promptly give each Holder written notice of such Registration and, upon the written request of any Holder given within fifteen (15) days after delivery of such notice, the Company shall use its good faith commercially reasonable efforts to include in such Registration any Registrable Securities thereby requested to be Registered by such Holder. If a Holder decides not to include all or any of its Registrable Securities in such Registration by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company, all upon the terms and conditions set forth herein.

3.2                               Right to Terminate Registration.

The Company shall have the right to terminate or withdraw any Registration initiated by it under Section 3.1 prior to the effectiveness of such Registration, whether or not any Holder has elected to participate therein. The expenses of such withdrawn Registration shall be borne by the Company in accordance with Section 4.3.

3.3                               Underwriting Requirements.

(i)                                     In connection with any offering involving an underwriting of the Company’s Equity Securities, the Company shall not be required to Register the Registrable Securities of a Holder under this Section 3 unless such Holder’s Registrable Securities are included in the underwritten offering and such Holder enters into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected by the Company and setting forth such terms for the underwritten offering as have been agreed upon between the Company and the underwriters. In the event the underwriters advise Holders seeking Registration of Registrable Securities pursuant to this Section 3 in writing that market factors (including the aggregate number of Registrable Securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten, the underwriters may exclude all or such portion of the Registrable Securities which were requested to be Registered, but only after first excluding all other Equity Securities (except for securities sold for the account of the Company) from the Registration and underwriting and so long as the Registrable Securities to be included in such Registration on behalf of any non-excluded Holders are allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to a Holder to the nearest one hundred (100) shares.

(ii)                                  If any Holder disapproves the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from the underwritten offering shall be withdrawn from the Registration.

3.4                               Exempt Registrations.

The Company shall have no obligation to Register any Registrable Securities under this Section 3 in connection with a Registration by the Company (i) relating solely to the sale of securities to participants in a Company share plan, (ii) relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act (or comparable provision under the Laws of another jurisdiction, as applicable), or (iii) on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities and does not permit secondary sales. (collectively, “Exempt Registrations”).

4.                                      Registration Procedures.

4.1                               Registration Procedures and Obligations.

Whenever required under this Agreement to effect the Registration of any Registrable Securities held by the Holders, the Company shall, as expeditiously as reasonably possible:

(i)                                     Prepare and file with the Commission a Registration Statement with respect to those Registrable Securities and use its good faith commercially reasonable efforts to cause that Registration Statement to become effective, and, upon the request of the Holders holding a majority in voting power of the Registrable Securities Registered thereunder, keep the Registration Statement effective until the distribution thereunder has been completed;

(ii)                                  Prepare and file with the Commission amendments and supplements to that Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of Applicable Securities Laws with respect to the disposition of all securities covered by the Registration Statement;

(iii)                               Furnish to the Holders the number of copies of a prospectus, including a preliminary prospectus, required by Applicable Securities Laws, and any other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(iv)                              Use its good faith commercially reasonable efforts to Register and qualify the securities covered by the Registration Statement under the Applicable Securities Laws of any jurisdiction, as reasonably requested by the Holders, provided, that the Company shall not be required to qualify to do business or file a general consent to service of process in any such jurisdictions;

(v)                                 In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in customary form, with the managing underwriter(s) of the offering;

(vi)                              Promptly notify each Holder of Registrable Securities covered by the Registration Statement at any time when a prospectus relating thereto is required to be delivered under Applicable Securities Laws of (a) the issuance of any stop order by the Commission, or (b) the happening of any event or the existence of any condition as a result of which any prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or if in the opinion of counsel for the Company it is necessary to supplement or amend such prospectus to comply with law, and at the request of any such Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made or such prospectus, as supplemented or amended, shall comply with law;

(vii)                           Furnish, at the request of any Holder requesting Registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered for sale in connection with a Registration pursuant to this Agreement, (A) an opinion, dated the date of the sale, of the counsel representing the Company for the purposes of the Registration, in form and substance as is customarily given to underwriters in an underwritten public offering; and (B) comfort letters dated as of (x) the effective date of the final registration statement covering such Registrable Securities, and (y) the closing date of the sale of the Registrable Securities, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

(viii)                        Otherwise comply with all applicable rules and regulations of the Commission to the extent applicable to the applicable registration statement and use its commercially reasonable efforts to make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Act, no later than forty-five (45) days after the end of a twelve (12) month period (or ninety (90) days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of such registration statement, which statement shall cover such twelve (12) month period, subject to any proper and necessary extensions;

(ix)                              Provide a transfer agent and registrar for all Registrable Securities Registered pursuant to the Registration Statement and, where applicable, a number assigned by the Committee on Uniform Securities Identification Procedures for all those Registrable Securities, in each case not later than the effective date of the Registration; and

(x)                                 Take all reasonable action necessary to list the Registrable Securities on the primary exchange on which the Company’s securities are then traded or, in connection with a Qualified IPO, the primary exchange on which the Company’s securities will be traded.

4.2                               Information from Holder.

It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the Registration of such Holder’s Registrable Securities.

4.3                               Expenses of Registration.

All expenses, other than the underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement (which shall be borne by the Holders requesting Registration on a pro rata basis in proportion to their respective numbers of Registrable Securities sold in such Registration), incurred in connection with Registrations, filings or qualifications pursuant to this Agreement, including (without limitation) all Registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and reasonable fees and disbursement of one counsel for all selling Holders, shall be borne by the Company. The Company shall not, however, be required to pay for any expenses of any Registration proceeding begun pursuant to Section 2.1 or Section 2.2 of this Agreement if the Registration request is subsequently withdrawn at the request of the Holders holding a majority of the voting power of the Registrable Securities requested to be Registered by all Holder in such Registration (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be thereby Registered in the withdrawn Registration) unless the Holders of a majority of the voting power of the Registrable Securities then outstanding agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to Section 2.1 (in which case such registration shall also constitute the use by all Holders of Registrable Securities of one (1) such demand registration); provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and the Company shall pay any and all such expenses.

5.                                      Registration-Related Indemnification.

5.1                               Company Indemnity.

(i)                                     To the maximum extent permitted by Law, the Company will indemnify and hold harmless each Holder, such Holder’s partners, officers, directors, shareholders, members, and legal counsel, any underwriter (as defined in the Securities Act) and each Person, if any, who controls (as defined in the Securities Act) such Holder or underwriter, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under Laws which are applicable to the Company and relate to action or inaction required of the Company in connection with any Registration, qualification, or compliance, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a “Violation”): (a) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), (b) the omission or alleged omission to state in the Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any violation or alleged violation by the Company of Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities Laws. The Company will reimburse, as incurred, each such Holder, underwriter or controlling person (within the meaning of the Securities Act) for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

(ii)                                  The indemnity agreement contained in this Section 5.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises solely out of or is solely based upon a Violation that occurs in reliance upon and in conformity with written information furnished for use in connection with such Registration by any such Holder, such Holder’s partners, officers, directors, and legal counsel, any underwriter (as defined in the Securities Act) and each Person, if any, who controls (as defined in the Securities Act) such Holder or underwriter.

5.2                               Holder Indemnity.

(i)                                     To the maximum extent permitted by Law, each selling Holder that has included Registrable Securities in a Registration will, severally and not jointly, indemnify and hold harmless the Company, its directors and officers, any other Holder selling securities in connection with such Registration, any underwriter (as defined in the Securities Act) and each Person, if any, who controls (within the meaning of the Securities Act) the Company, such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities Laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs solely in reliance upon and in conformity with written information furnished by such Holder for use in connection with such Registration; and each such Holder will reimburse, as incurred, any Person intended to be indemnified pursuant to this Section 5.2, for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability or action. No Holder’s liability under this Section 5.2 (when combined with any amounts paid by such Holder pursuant to Section 5.4) shall exceed the net proceeds received by such Holder from the offering of securities made in connection with that Registration.

(ii)                                  The indemnity contained in this Section 5.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld or delayed).

5.3                               Notice of Indemnification Claim.

Promptly after receipt by an indemnified party under Section 5.1 or Section 5.2 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under Section 5.1 or Section 5.2, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the indemnifying parties. An indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonably incurred fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 5, but the omission to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

5.4                               Contribution.

If any indemnification provided for in Section 5.1 or Section 5.2 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (A) no Holder will be required to contribute any amount (after combined with any amounts paid by such Holder pursuant to Section 5.2) in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

5.5                               Underwriting Agreement.

To the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

5.6                               Survival.

The obligations of the Company and Holders under this Section 5 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement, regardless of the expiration of any statutes of limitation or extensions of such statutes.

6.                                      Additional Registration-Related Undertakings.

6.1                               Reports under the Exchange Act.

With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any comparable provision of any Applicable Securities Laws that may at any time permit a Holder to sell securities of the Company to the public without Registration or pursuant to a Registration on Form F-3 or Form S-3 (or any comparable form in a jurisdiction other than the United States), the Company agrees to:

(i)                                     make and keep public information available, as those terms are understood and defined in Rule 144 (or comparable provision, if any, under Applicable Securities Laws in any jurisdiction where the Company’s securities are listed), at all times following ninety (90) days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(ii)                                  file with the Commission in a timely manner all reports and other documents required of the Company under all Applicable Securities Laws; and

(iii)                               at any time following ninety (90) days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public by the Company, promptly furnish to any Holder holding Registrable Securities, upon request (a) a written statement by the Company that it has complied with the reporting requirements of all Applicable Securities Laws at any time after it has become subject to such reporting requirements or, at any time after so qualified, that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 or Form S-3 (or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Company’s securities are listed), (b) a copy of the most recent annual or quarterly report of the Company and such other reports and documents as filed by the Company with the Commission, and (c) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission, that permits the selling of any such securities without Registration or pursuant to Form F-3 or Form S-3 (or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Company’s Securities are listed).

6.2                               Limitations on Subsequent Registration Rights.

From and after the date of this Agreement, the Company shall not, without the written consent of holders of a majority of the voting power of the then outstanding Registrable Securities held by all Holders (calculated on an as-converted to Ordinary Share basis), enter into any agreement with any holder or prospective holder of any Equity Securities of the Company that would allow such holder or prospective holder (i) to include such Equity Securities in any Registration filed under Section 2 or Section 3, unless under the terms of such agreement such holder or prospective holder may include such Equity Securities in any such Registration only to the extent that the inclusion of such Equity Securities will not reduce the amount of the Registrable Securities of the Holders that are included, (ii) to demand Registration of their Equity Securities, or (iii) cause the Company to include such Equity Securities in any Registration filed under Section 2 or Section 3 hereof on a basis pari passu with or more favorable to such holder or prospective holder than is provided to the Holders of Registrable Securities.

6.3                               “Market Stand-Off” Agreement.

Each holder of Registrable Securities agrees, if so required by the managing underwriter(s), that it will not during the period commencing on the date of the final prospectus relating to the Company’s IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days from the date of such final prospectus), (i) lend, offer, pledge, hypothecate, hedge, sell, make any short sale of, loan, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Equity Securities of the Company owned immediately prior to the date of the final prospectus relating to the IPO (other than those included in such offering), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such Equity Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Equity Securities of the Company or such other securities, in cash or otherwise; provided, that (a) the forgoing provisions of this Section shall not apply to the sale of any securities of the Company to an underwriter pursuant to any underwriting agreement, and shall not be applicable to any Holder unless all directors, officers and all other holders of at least one percent (1%) of the outstanding share capital of the Company (calculated on an as-converted to Ordinary Share basis) must be bound by restrictions at least as restrictive as those applicable to any such Holder pursuant to this Section, (y) this Section shall not apply to a Holder to the extent that any other Person subject to substantially similar restrictions is released in whole or in part, and (z) the lockup agreements shall permit a Holder to transfer their Registrable Securities to their respective Affiliates so long as the transferees enter into the same lockup agreement. The Investors agree to execute and deliver to the underwriters a lock-up agreement containing substantially similar terms and conditions as those contained herein. In order to enforce the foregoing covenant, the Company may place restrictive legends on the certificates and impose stop-transfer instructions with respect to the Registrable Securities of each shareholder (and the shares or securities of every other Person subject to the foregoing restriction) until the end of such period.

6.4                               Termination of Registration Rights.

The registration rights set forth in Section 2 and Section 3 of this Agreement shall terminate on the earlier of (i) the date that is five (5) years from the date of closing of an IPO, and (ii) with respect to any Holder, the date on which such Holder may sell all of such Holder’s Registrable Securities under Rule 144 of the Securities Act in any ninety (90)-day period without restriction.

6.5                               Exercise of Ordinary Share Equivalents.

Notwithstanding anything to the contrary provided in this Agreement, the Company shall have no obligation to Register Registrable Securities which, if constituting Ordinary Share Equivalents, have not been exercised, converted or exchanged, as applicable, for Ordinary Shares as of the effective date of the applicable Registration Statement, but the Company shall cooperate and facilitate any such exercise, conversion or exchange as requested by the applicable Holder.

6.6                               Intent.

The terms of Sections 2 through 6 are drafted primarily in contemplation of an offering of securities in the United States of America. The Parties recognize, however, the possibility that securities may be qualified or registered for offering to the public in a jurisdiction other than the United States of America where registration rights have significance or that the Company might effect an offering in the United States of America in the form of American Depositary Receipts or American Depositary Shares. Accordingly:

(i)             it is their intention that, whenever this Agreement refers to a Law, form, process or institution of the United States of America but the parties wish to effectuate qualification or registration in a different jurisdiction where registration rights have significance, reference in this Agreement to the Laws or institutions of the United States shall be read as referring, mutatis mutandis, to the comparable Laws or institutions of the jurisdiction in question; and

(ii)          it is agreed that the Company will not undertake any listing of American Depositary Receipts, American Depositary Shares or any other security derivative of the Ordinary Shares unless arrangements have been made reasonably satisfactory to the Majority Investors to ensure that the spirit and intent of this Agreement will be realized and that the Company is committed to take such actions as are necessary such that the Holders will enjoy rights corresponding to the rights hereunder to sell their Registrable Securities in a public offering in the United States of America as if the Company had listed Ordinary Shares in lieu of such derivative securities.

7.                                      Preemptive Right.

7.1                               General.

The Company hereby grants to each holder of Preferred Shares (each, a “Rights Holder”) the right of first refusal to purchase such Rights Holder’s Pro Rata Share (as defined below) (and any oversubscription, as provided below) of all (or any part) of any New Securities (as defined below) that the Company may from time to time issue after the date of this Agreement (the “Preemptive Right”).

7.2                               Pro Rata Share.

A Rights Holder’s “Pro Rata Share” for purposes of the Preemptive Rights is the ratio of (a) the number of Ordinary Shares (including Preferred Shares on an as-converted basis) held by such Rights Holder, to (b) the total number of Ordinary Shares (including Preferred Shares on an as-converted basis) then outstanding immediately prior to the issuance of New Securities giving rise to the Preemptive Rights.

7.3                               New Securities.

For purposes hereof, “New Securities” shall mean any Equity Securities of the Company issued after the Closing, except for:

(i)                                     the option reserved by the Company and granted by the Board pursuant to the ESOP or the Ordinary Shares (as appropriately adjusted for share splits or share consolidation, share dividends, recapitalization, reduction, reclassification or other similar event) issuable to employees, officers, directors, contractor, advisors or consultants of the Group Companies upon exercise of the option pursuant to the ESOP as granted by Board;

(ii)                                  any Equity Securities of the Company issued in connection with any share split, share dividend, reclassification or other similar event;

(iii)                               any Ordinary Shares issued pursuant to bona fide transactions with commercial lenders or lessors in connection with loans, credit arrangements, equipment financings or similar transactions, each such transaction having been duly approved by the Board or the Members in accordance with this Agreement and the Restated Memorandum and Articles;

(iv)                              any Ordinary Shares issued pursuant to bona fide transactions with licensors, collaborator or strategic partners in connection with technology licensing, research, development or commercialization collaboration, strategic partnership or similar transactions, each such transaction having been duly approved by the Board or the Members in accordance with this Agreement and the Restated Memorandum and Articles;

(v)                                 any Equity Securities of the Company issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all assets of such other corporation or entity, or fifty percent (50%) or more of the equity ownership or voting power of such other corporation or entity, in any case, duly approved in accordance with Section 11;

(vi)                              any Equity Securities of the Company issued pursuant to a Qualified IPO;

(vii)                           any Ordinary Shares issued upon the conversion of the Preferred Shares; and

(viii)                        any Series C-2 Preferred Shares of the Company issued pursuant to the Share Subscription Agreement dated June 9, 2019 among the Company and other parties thereto, and any Series C-3 Preferred Shares of the Company issued pursuant to the Share Purchase Agreement.

7.4                               Procedures.

In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall give to each Rights Holder written notice of its intention to issue New Securities (the “Participation Notice”), describing the amount and type of New Securities, the price and the general terms upon which the Company proposes to issue such New Securities. Each Rights Holder shall have ten (10) Business Days from the date of receipt of any such Participation Notice (the “Participation Period”) to agree in writing to purchase up to such Rights Holder’s Pro Rata Share of such New Securities for the price and upon the terms and conditions specified in the Participation Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Rights Holder’s Pro Rata Share). If any Rights Holder fails to so respond in writing within such ten (10) Business Day period, then such Rights Holder shall forfeit the right hereunder to purchase its Pro Rata Share of such New Securities, but shall not be deemed to forfeit any right with respect to any other issuance of New Securities. At the expiration of such ten (10) days period, the Company shall promptly notify each Rights Holder that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Investor”) of any other Rights Holder’s failure to do likewise. During the ten (10) day period commencing after the Company has given such notice (the “Extended Participation Period”), each Fully Exercising Investor may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which Rights Holders were entitled to subscribe but that were not subscribed for by the Rights Holders which is equal to the proportion that the Ordinary Shares issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of Preferred Shares, by such Fully Exercising Investor bears to the Ordinary Shares issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Shares then held, by all Fully Exercising Investors who wish to purchase such unsubscribed shares. The closing of any sale pursuant to this Section 7.4 shall occur within the later of ninety (90) days of the date that the Participation Notice is given and the date of initial sale of New Securities pursuant to Section 7.5.

7.5                               Failure to Exercise.

Upon the expiration of the Participation Period (or the Extended Participation Period, as applicable), the Company shall have ninety (90) days thereafter to complete the sale of the New Securities described in the Participation Notice with respect to which the Preemptive Rights hereunder were not exercised at the same or higher price and upon non-price terms not more favorable to the purchasers thereof than specified in the Participation Notice. In the event that the Company has not issued and sold such New Securities within such ninety (90) day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Rights Holders pursuant to this Section 7.

7.6                               Optional Procedure.

Notwithstanding any provision hereof to the contrary, in lieu of complying with the provisions of Sections 7.4 and 7.5, the Company may elect to give notice to the Rights Holders within thirty (30) days after the issuance of New Securities. Such notice shall describe the type, price, and terms of the New Securities. Each Rights Holder shall have twenty (20) days from the date notice is given to elect to purchase up to the number of New Securities that would, if purchased by such Rights Holder, maintain such Rights Holder’s percentage-ownership position, calculated as set forth in Section 7.2, before giving effect to the issuance of such New Securities. The closing of such sale shall occur within sixty (60) days of the date notice is given to the Rights Holders.

7.7                               Termination of Preemptive Rights.

The rights and covenants set forth in this Section 7 shall terminate and be of no force and effect upon the earlier to occur of (a) immediately before the consummation of a Qualified IPO, (b) the consummation of a Deemed Liquidation Event, or (c) with respect to any Right Holder, when such Right Holder ceases to hold at least 0.5% of Ordinary Shares of the Company on a fully diluted and as converted to Ordinary Shares basis (including all Preferred Shares held by such holder of Preferred Shares on an as-converted to Ordinary Share basis).

8.                                      Information Rights.

8.1                               Delivery of Financial Statements.

The Company shall deliver to each Rights Holder who holds at least 0.5% of Ordinary Shares of the Company on a fully diluted and as converted to Ordinary Shares basis (including all Preferred Shares held by such holder of Preferred Shares on an as-converted to Ordinary Share basis) the following documents or reports:

(i)                                     within one hundred and twenty (120) days after the end of each fiscal year of the Company, a consolidated income statement, and statement of cash flows for the Company for such fiscal year and a consolidated balance sheet for the Company as of the end of the fiscal year, all prepared in English and in accordance with the Accounting Standards consistently applied, such financial statements shall be audited and certified by a “Big 4” accounting firm or such other independent public accountants selected by the Board of Directors;

(ii)                                  within thirty (30) days of the end of each quarter, a consolidated unaudited income statement and a statement of cash flows for such quarter and a consolidated balance sheet for the Company as of the end of such quarter, in accordance with the Accounting Standards consistently applied throughout the period (except for customary year-end adjustments and except for the absence of notes);

(iii)                               an annual business and financial plan and budget of the Company for the following fiscal year thirty (30) days prior to the beginning of such fiscal year in reasonable detail; and

(iv)                              as soon as practicable, any other information reasonably requested by any such Rights Holder, provided that such requests shall not be more frequent than twice a year.

8.2                               Termination of Information Rights.

The rights and covenants set forth in this Section 8 shall terminate and be of no force and effect upon the earlier to occur of (a) immediately before the consummation of a Qualified IPO, or (b) the consummation of a Deemed Liquidation Event.

9.                                      Inspection Rights.

The Group Companies covenant and agree that each Rights Holder shall have the right, and they shall permit each Rights Holder and its advisors and auditors, to reasonably inspect the facilities, books and records of each Group Company at any time during regular working hours and in a manner so as not to interfere with the normal business operations of the Group Company on reasonable prior notice to such Group Company and to discuss the business, operation and conditions of any Group Company with any Group Company’s directors, employees, accountants, legal counsels and investment bankers, provided that such Rights Holder shall bear the costs for its own representatives and that such inspection shall not be more frequent than twice a year. The rights and covenants set forth in this Section 9 shall terminate and be of no force and effect upon the earlier to occur of (a) immediately before the consummation of a Qualified IPO, (b) the consummation of a Deemed Liquidation Event, or (c) with respect to any Right Holder, when such Right Holder ceases to hold at least 0.5% of Ordinary Shares of the Company on a fully diluted and as converted to Ordinary Shares basis (including all Preferred Shares held by such holder of Preferred Shares on an as-converted to Ordinary Share basis).

10.                               Election of Directors.

10.1                        Board of Directors.

(i)                                     The Company shall have, and the Parties hereto agree to cause the Company to have, a Board consisting of up to seven (7) directors, and:

(a)                                 as long as Asia Ventures II L.P. holds at least five percent (5%) of the Shares outstanding on a fully-diluted basis, it shall have the right to designate, appoint, remove and replace and reappoint one individual to occupy one (1) seat on the Board;

(b)                                 as long as F-Prime Capital Partners Healthcare Fund III LP holds at least five percent (5%) of the Shares outstanding on a fully-diluted basis, it shall have the right to designate, appoint, remove and replace and reappoint one individual to occupy one (1) seat on the Board;

(c)                                  as long as Wuxi Pharmatech Healthcare Fund I L.P. holds at least five percent (5%) of the Shares outstanding on a fully-diluted basis, it shall have the right to nominate one independent non-executive director and such one independent non-executive director shall be appointed and agreed by the Board;

(d)                                 as long as Peter Peizhi Luo (the “Founder”) holds any Shares in the Company or is employed by the Company or any of its Controlled Affiliates, the Founder shall have the right to designate, appoint, remove and replace and reappoint one individual to occupy one (1) seat on the Board (the “Founder Director”);

(e)                                  as long as JSR Limited holds at least five percent (5%) of the Shares outstanding on a fully-diluted basis, it shall have the right to designate, appoint, remove and replace and reappoint one individual to occupy one (1) seat on the Board;

(f)                                   as long as SCC Venture VI Holdco, Ltd. and Gopher Harvest Co-Investment Fund LP collectively hold at least five percent (5%) of the Shares outstanding on a fully-diluted basis, SCC Venture VI Holdco, Ltd. shall have the right to designate, appoint, remove and replace and reappoint one individual to occupy one (1) seat on the Board, provided, however, that so long as each of SCC Venture VI Holdco, Ltd. (and its Affiliate) and Gopher Harvest Co-Investment Fund LP (and its Affiliate) holds the same number of Shares it holds as of the date hereof, the foregoing five percent (5%) threshold in this Section 10.1(i)(f) shall not apply from the date hereof until the closing of next round of equity financing of the Company; and

(g)                                  as long as the Series C-3 Shareholder holds at least five percent (5%) of the Shares outstanding on a fully-diluted basis, the Series C-3 Shareholder shall have the right to designate, appoint, remove and replace and reappoint one individual to occupy one (1) seat on the Board.

(ii)                                  If requested by any Party entitled to appoint director to the Board pursuant to Section 10.1(i) hereof, the applicable Group Company shall, and the Parties hereto shall cause such Group Company to (i) no later than forty-five (45) days after the date of such request to have a board of directors or similar governing body (in each case, the “Subsidiary Board”), (ii) to ensure that the authorized size of each Subsidiary Board at all times be the same authorized size as the Board, and (iii) to ensure that the composition of such Subsidiary Board to at all times consist of the same persons as directors as those then on the Board.

(iii)                               In the event of a deadlock of any decision of the Board, the Founder Director shall have a casting vote.

(iv)                              Unless otherwise agreed to by the Company, the Series C-3 Shareholder shall lead or participate in the next round of equity financing of the Company (the “New Financing”), provided that (x) the terms of the New Financing shall be satisfactory to and approved by the Series C-3 Shareholder, (y) the New Financing shall consummate within twelve (12) months after the Closing, and (z) there has not been any breach of any Transaction Document by any Group Company or the Founder. If the Series C-3 Shareholder leads or participates in the New Financing, save for the director designated in accordance with Section 10.1(i)(g), the Series C-3 Shareholder shall not be entitled to appoint any additional director to the Board.

10.2                        Voting Agreements

(i)                                     With respect to each election of directors of the Board, each holder of voting securities of the Company shall vote at each meeting of shareholders of the Company, or in lieu of any such meeting shall give such holder’s written consent with respect to, as the case may be, all of such holder’s voting securities of the Company as may be necessary (i) to keep the authorized size of the Board at up to seven (7) directors, (ii) to cause the election or re-election as members of the Board, and during such period to continue in office, each of the individuals designated pursuant to Section 10.1, and (iii) against any nominees not designated pursuant to Section 10.1.

(ii)                                  Any director designated pursuant to Section 10.1 may be removed from the Board, either for or without cause, upon written request of the Person or class of Persons then entitled to designate such director pursuant to Section 10.1 or by the holders of a majority of the then outstanding voting power of the Shares at any time when the Person or class of Persons are no longer entitled to designate such director pursuant to Section 10.1(i), and the Parties agree not to seek, vote for or otherwise effect the removal of any such director without such written request. Any Person or group of Persons then entitled to designate any individual to be elected as a director on the Board shall have the exclusive right at any time or from time to time to fill any vacancy caused by the death, disability, retirement, resignation or removal of any director occupying such position or any other vacancy therein. Each holder of voting securities of the Company agrees to always vote such holder’s respective voting securities of the Company at a meeting of the members of the Company (and given written consents in lieu thereof) in support of the foregoing.

(iii)                               The designation, appointment, removal, replacement and reappointment of directors to each Subsidiary Board shall be determined mutatis mutandis by the provisions of Sections 10.1 and 10.2.

10.3                        Quorum.

The Board shall hold no less than two (2) Board meetings during each fiscal year. A meeting of the Board shall only proceed where there are present (whether in person or by means of a conference telephone or any other equipment which allows all participants in the meeting to speak to and hear each other simultaneously) five (5) directors designated and appointed pursuant to Section 10.1, including at least four (4) Preferred Directors (which shall include the directors designated and appointed pursuant to Section 10.1(i)(f) and Section 10.1(i)(g)) and one (1) Founder Director. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the next Business Day at the same time and place or to such other time or such other place as the directors of the Company may determine, and if a quorum is still not satisfied due to the absence of same Preferred Director, the quorum shall be deemed satisfied for this meeting.

10.4                        Expenses.

The Company will promptly pay or reimburse each non-employee Board member and each non-employee Subsidiary Board member for all reasonable out-of-pocket expenses incurred in connection with attending board or committee meetings and otherwise performing their duties as directors and committee members.

10.5                        Alternates.

Subject to applicable Law, each director of the Company shall be entitled to appoint an alternate to serve at any Board meeting, and such alternate shall be permitted to attend all Board meetings and vote on behalf of the director for whom she or he is serving as an alternate.

10.6                        Board Proceedings

Notwithstanding anything to the contrary in this Agreement and the Restated Memorandum and Articles, and without limiting any requirements under applicable law, neither the officers or directors of the Group Companies shall take, permit to occur, approve, authorize, or agree or commit to do any of the following, or cause any Group Company to take, permit to occur, approve, authorize, or agree or commit to do any of the following, without the approval of the Board, including the affirmative vote or consent of at least two thirds of the Preferred Directors:

(i)                                     authorizing or consummating any merger, consolidation, share acquisition or other corporate reorganization, or any transaction or series of transaction in which in excess of 50% of the Company’s voting power is transferred;

(ii)                                  authorizing or consummating a public offering of any securities of any Group Company; or

(iii)                               liquidating, winding up, or proceeding with other voluntary proceeding seeking liquidation, administration (whether out of court or otherwise), readjustment or other relief under any bankruptcy, insolvency or similar law or the appointment of a trustee, receiver, administrator (whether out of court or otherwise) of liquidator or similar officers.

11.                               Protective Provisions.

So long as no less than twenty-five percent (25%) of the Preferred Shares originally issued at the respective closings are outstanding, no Group Company shall take, permit to occur, approve, authorize, or agree or commit to do any of the following, and each Party shall procure the Group Companies not to, take, permit to occur, approve, authorize, or agree or commit to do any of the following, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, unless approved in writing by the Majority Investors in advance:

(i)                                     any amendment or change of the rights, preferences, privileges or powers of, or restrictions provided for the benefit of, any of the Preferred Shares;

(ii)                                  any creation, increase or decrease in the authorized number, or repurchase or redemption, of Preferred Shares, Ordinary Shares or any Equity Securities of any Group Company other than (w) the purchase, repurchase or redemption of Ordinary Shares by the Company at no more than the original issuance price from terminated employees, officers or consultants upon such termination in accordance with the ESOP, or pursuant to the exercise of a contractual right of first refusal held by the Company, if any, or pursuant to any share incentive plan option agreement or share incentive plan option exercise and ordinary share purchase agreement with the Company as approved by the Board, (x) the redemption of the Preferred Shares in connection with the conversion of such Preferred Shares into Ordinary Shares pursuant to the Restated Memorandum and Articles, (y) the redemption or repurchase of any Preferred Shares by the Company at the request of any Investor in accordance with the Restated Memorandum and Articles or this Agreement, and (z) increase or issuance of Equity Securities of a Group Company after which the Group Company remains a wholly owned subsidiary of the Company, directly or indirectly;

(iii)                               authorize, create, issue, or reclassify (or grant any right or entitlement for acquiring or subscribing for or reclassifying) (x) any Equity Securities of the Company having any preference or priority as to rights or privileges superior to or on parity with any such preference or priority of the Preferred Shares, other than such exclusions specified in Articles 7.3E(5)(a)(iii)a) to 7.3E(5)(a)(iii)h) of the Restated Memorandum and Articles, or (y) any Equity Securities of any other Group Company;

(iv)                              any change of the size of the board of directors of any Group Company or change the manner in which the directors are appointed, other than changes pursuant to and in compliance with this Agreement;

(v)                                 a Deemed Liquidation Event or Liquidation Event;

(vi)                              any amendment or modification to, or waiver under, the Charter Documents, other than amendments pursuant to and in compliance with Section 13.17 hereof;

(vii)                           any declaration, set aside or payment of a dividend or other distribution by the Company, or the adoption of or any change to the dividend policy;

(viii)                        any merger, amalgamation, scheme of arrangement, reorganization, restructuring, or consolidation of any Group Company with any Person, or the purchase or other acquisition by any Group Company of assets, equity or business of another Person, or any sale, transfer or other disposal of all or substantially part of any Group Company’s assets or business, or sale or exclusive license of all or substantially all of the intellectual property of any Group Company, unless such matter is approved by the Board which shall include the consent of at least four (4) Preferred Directors and such matter does not constitute a Deemed Liquidation Event;

(ix)                              the entry into any contract or commitment by any Group Company with any Related Party that is not on arm’s length terms or with a value in excess of US$5,000,000 in a single transaction or a series of transactions (provided that transactions with WuXi AppTec Co., Ltd. or its Affiliates would not be subject to this cap if such transaction or a series of transactions are on arm’s length terms and in the ordinary course of business of the Group Companies), or the termination or material amendment of or waiver under any such contract or commitment, unless such matter is approved by the Board which shall include the consent of at least four (4) Preferred Directors (or a majority of the Preferred Directors if any director is recused from voting on such matter);

(x)                                 any action by any Group Company to authorize, approve or enter into any agreement or obligation with respect to any action listed above.

The rights and covenants set forth in this Section 11 shall terminate and be of no force and effect upon the earlier to occur of (a) immediately before the consummation of a Qualified IPO; or (b) the closing of a Deemed Liquidation Event.

12.                               Additional Covenants.

12.1                        Business of the Group Companies.

The business of each Group Company shall be restricted to the Business, except with the approval of the Board.

12.2                        Accounting Standards; Fiscal Year; Internal Controls.

The Company shall cause the Group Companies to adopt and maintain December 31 as their fiscal year end and will maintain their books and records in accordance with sound business practices and implement and maintain an adequate system of procedures and controls with respect to finance, management, accounting, and anti-corruption compliance that meets international standards of good practice and is reasonably satisfactory to the Majority Investors to provide reasonable assurance that (i) transactions by it are executed in accordance with management’s general or specific authorization, (ii) transactions by it are recorded as necessary to permit preparation of financial statements in conformity with the Accounting Standards and to maintain asset accountability, (iii) access to assets of it is permitted only in accordance with management’s general or specific authorization, (iv) the recorded inventory of assets is compared with the existing tangible assets at reasonable intervals and appropriate action is taken with respect to any material differences, (v) segregating duties for cash deposits, cash reconciliation, cash payment, proper approval is established, and (vi) no personal assets or bank accounts of the employees, directors, officers are mingled with the corporate assets or corporate bank account, and no Group Company uses any personal bank accounts of any employees, directors, officers thereof during the operation of the business.

12.3                        No Avoidance; Voting Trust.

The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company, and the Company will at all times in good faith assist and take action as appropriate in the carrying out of all of the provisions of this Agreement. Except any arrangement between SCC Venture VI Holdco, Ltd. and Gopher Harvest Co-Investment Fund LP, each holder of Shares agrees that it shall not enter into any other agreements or arrangements of any kind with respect to the voting of any Shares or deposit any Shares in a voting trust or other similar arrangement.

12.4                        Confidentiality.

(i)                                     The terms and conditions of the Transaction Documents (collectively, the “Confidential Information”), including their existence, shall be considered confidential information and shall not be disclosed by any of the Parties including their Affiliates (which, for purposes of this Section 12.4, the term “Affiliate” shall not include any limited partner of such Party) and consultants, board of directors, senior management and representatives to any other Person unless such Confidential Information (a) is disclosed to agencies and advisors of the Company as long as such Persons are subject to the same confidential treatment of the disclosed information, or (b) is known or becomes known to the public in general (other than as a result of a breach of this Section 12.4(i) by such Investor), (c) is or has been independently developed or conceived by the Investor without use of the Company’s Confidential Information, or (d) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company, or (e) written consent is acquired from the Majority Investors. Notwithstanding the foregoing: (i) each Party, as appropriate, may disclose any of the Confidential Information to its Affiliate and its and its Affiliates’ respective current or bona fide prospective investors, prospective permitted transferees, employees, investment bankers, lenders, accountants and attorneys, in each case only where such Persons are under appropriate nondisclosure obligations; (ii) each Investor may disclose any of the Confidential Information to its fund manager and the employees thereof so long as such Persons are under appropriate nondisclosure obligations; (iii) if any Party is requested or becomes legally compelled (including without limitation, pursuant to the Applicable Securities Laws) to disclose the existence or content of any of the Confidential Information in contravention of the provisions of this Section, such Party shall promptly provide the other Parties with written notice of that fact so that such other Parties may seek a protective order, confidential treatment or other appropriate remedy and in any event shall furnish only that portion of the information that is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information; (iv) the Series C-3 Shareholder may disclose its investment in the Company on General Atlantic’s website in substantially the same form and substance as the other disclosures made by General Atlantic with respect to its other portfolio company investments; and (v) the Company and its Affiliates may disclose the Series C-3 Shareholder’s investments in the Company (without referencing or disclosing any Financing Terms) on the Group Companies’ website in substantially the same form and substance as the other disclosures made by the Company with respect to its other financings.

(ii)                                  The provisions of this Section shall terminate and supersede the provisions of any separate nondisclosure agreement executed by any of the Parties hereto with respect to the transactions contemplated hereby, including without limitation, any term sheet, letter of intent, memorandum of understanding or other similar agreement entered into by the Company and the Investors in respect of the transactions contemplated hereby.

12.5                        Controlled Foreign Corporation.

Each year, based on and in reliance of the information provided by the Investors, the Company shall make due inquiry with its tax advisors regarding whether the Company or any of its subsidiaries is treated as a “Controlled Foreign Corporation” (“CFC”) as defined in the Code, whether any portion of the Company’s or any of its subsidiaries’ income is “Subpart F Income” (as defined in Section 952 of the Code) (“Subpart F Income”) and each Investor’s share, if any, of such Subpart F Income. The Company shall furnish the results of such inquiry to each Investor that is a United States Shareholder or has a beneficial owner that is a United States Shareholder (“Indirect United States Shareholder”) no later than sixty (60) days following the end of the Company’s or applicable subsidiary’s taxable year. In addition, for each year the Company determines that the Company or any of its subsidiaries is treated as a CFC, the Company shall furnish to such Investor, no later than sixty (60) days following the end of the Company’s or applicable subsidiary’s taxable year, any information reasonably necessary for such Investor (or its beneficial owner) to calculate its global intangible low-taxed income (as defined in Section 951A of the Code). Each Investor shall reasonably cooperate with the Company to provide information necessary for the Company’s tax advisors to determine the status of such Investor, or such Investor’s Partners, as a “United States Shareholder” within the meaning of Section 951(b) of the Code, provided, however, that no Investor shall be required to provide any confidential information in connection with this determination. The Company shall make reasonable commercial efforts, and shall cause each of its subsidiaries to make reasonable commercial efforts, to provide each Investor in a timely manner (no later than seventy-five (75) days following the end of each taxable year commencing with the first taxable year for which the Company or any of its subsidiaries is a CFC) with the information in its possession or reasonably obtainable that is necessary to allow such Investor or such Investor’s Partners to comply with its U.S. tax filing and reporting obligations as a result of any of the Company and its subsidiaries being treated as a CFC. For purposes of this Agreement, the term “Investor’s Partners” shall mean each of the Investor partners, members, shareholders and other equity holders and any direct or indirect owners of such partners, members, shareholders and other equity holders. The Company shall be deemed to satisfy its obligations set forth in this Section 12.5 in the event that it is unable to provide the information related to the CFC status of the Company or any of its subsidiaries solely as the result of the failure of an Investor to provide any relevant information. The Company shall be required to provide the information described in this Section 12.5 to an Investor with an Indirect United States Shareholder only if the Investor requests in writing that the Company provide such information.

12.6                        Passive Foreign Investment Company.

Each year, the Company shall make due inquiry with its tax advisors regarding the status of the Company and each of its Subsidiaries as a PFIC. The Company shall notify the Investors of the results of such determination no later than sixty (60) days following the end of the Company’s or applicable subsidiary’s taxable year. Without limiting the Company’s obligations pursuant to this Section 12.6, in connection with a “Qualified Electing Fund” election made by an Investor or any of an Investor’s Partners pursuant to Section 1295 of the Code with respect to the Company or any of its subsidiaries or a “Protective Statement” filed by an Investor or any of an Investor’s Partners pursuant to Treasury Regulation Section 1.1295-3, as amended (or any successor thereto), with respect to the Company or any of its subsidiaries, the Company shall, and shall cause each of its subsidiaries to, provide the information requested by the Investor necessary for the Investor and the Investor’s Partners to comply with the U.S. tax filing and reporting obligations with respect to such Qualified Electing Fund election or Protective Statement, including without limitation a PFIC Annual Information Statement under Section 1295(b) of the Code, and a completed IRS Form 8621, no later than seventy-five (75) days following the end of each taxable year commencing with the first taxable year for which the Company or any of its subsidiaries is a PFIC.

12.7                        Provision of U.S. Tax Reporting Information.

The Company shall make commercially reasonable efforts, and shall cause its Subsidiaries to make commercially reasonable efforts, to provide as promptly as possible, an Investor with the information in the Company’s or any of its Subsidiaries’ possession or reasonably obtainable by the Company or any of its Subsidiaries as is reasonably requested by the Investor from time to time: (1) to establish whether the Company is or is likely to become a PFIC or CFC with respect to the Investors; (2) to allow such Investor or any of an Investor’s Partners to comply with their U.S. tax filing and reporting obligations for the prior calendar year, including the reporting of their respective pro rata share of Subpart F Income of the Company and any other information required from time to time on annual IRS Form 5471 and 926 or any equivalent or successor form, if and as required; (3) generally to comply with all obligations imposed on any Investor under the Code with respect to the Company as a possible PFIC or CFC, including without limitation all obligations arising out of a Qualified Electing Fund election, if made; and (4) to enable the Investors (and its respective equity holders) to comply with applicable U.S. federal income tax Laws.

12.8                        Costs.

Any and all costs incurred by any Group Company in providing the information that it is required to provide, or is required to cause to be provided, and the cost incurred by the Group Company in taking the action, or causing the action to be taken, described in Sections 12.5, 12.6 and 12.7 shall be borne by the relevant Investors.

12.9                        U.S. Tax Classification.

The Company is intended to be classified and treated as an association taxable as a corporation for U.S. tax purposes. If necessary to ensure such classification, the Investors shall cooperate to cause the Company to timely execute and file United States Internal Revenue Form 8832 electing to treat the Company as a corporation for U.S. Federal income tax purposes pursuant to Section 301.7701-3 of the U.S. Treasury Regulations. In connection therewith, each of the Investors hereby consent to such election and agrees to cooperate to effect such election. The Company shall furnish a copy of such Form 8832 as requested by an Investor promptly after the filing thereof. The Company shall not elect to be treated as anything other than an association taxable as a corporation for U.S. federal, state or local income tax purposes under U.S. Treasury Regulations section 301.7701-3(a) or under any corresponding provision of state or local law, without the prior written consent of all the Investors.

12.10                 Anti-Bribery Compliance.

The Group Companies agree and covenant to make reasonable efforts to ensure that each of the Group Companies: (i) shall not and shall not permit any of its Subsidiaries or Affiliates or any of its or their respective directors, officers, managers, employees, independent contractors, representatives or agents to offer, promise, authorize or make any payment to, or otherwise contribute any item of value, directly or indirectly, to any third party, including any Public Official, in each case, in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption Law; (ii) shall and shall cause each of its Subsidiaries and Affiliates to cease all of its or their respective activities, as well as remediate any actions taken by such Group Company, its Subsidiaries or Affiliates, or any of their respective directors, officers, managers, employees, independent contractors, representatives or agents in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption Law; (iii) shall comply with all applicable anti-bribery and anti-corruption laws and regulations, including, but not limited to, the FCPA and the UK Bribery Act; (iv) shall and shall cause each of its Subsidiaries and Affiliates to maintain systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption Law; and (v) shall implement reasonable policies and procedures designed to prevent the Group Companies, or any person acting on its or their behalf, from making any Prohibited Payment in connection with the activities or operations of the Company. For purposes of this section “Prohibited Payment” means (a) any offer, gift, payment, promise to pay or authorization of the payment of any money or anything of value, directly or indirectly, to or for the use or benefit of any Public Official (including to or for the use or benefit of any other person if the Company knows, or has reasonable grounds for believing, that the other person would use such offer, gift, payment, promise or authorization of payment for the benefit of any such Public Official), for the purpose of influencing any act or decision or omission of any Public Official in order to obtain, retain or direct business to, or to secure any improper benefit or advantage for, the Company or any other person, or (b) any conduct constituting a violation of applicable law involving corruption or bribery; provided that any such offer, gift, payment, promise or authorization of payment shall not be considered a Prohibited Payment if it is lawful under applicable written laws and regulations, and “Public Official” means any executive, official, or employee of a governmental authority, political party or member of a political party, political candidate; executive, employee or officer of a public international organization; or director, officer or employee or agent of a wholly owned or partially state-owned or Controlled enterprise, including a PRC state-owned or Controlled enterprise.

12.11                 Liquidation Rights.

(i)                                     Liquidation Preferences. In the event of any liquidation, dissolution or winding up of any Group Company, or the cessation of the business of the Group or of a substantial portion of the business of the Group (the “Liquidation Event”), whether voluntary or involuntary, or any Deemed Liquidation Event (unless waived in writing by the holders of at least 75% of the voting power of the then outstanding Preferred Shares (voting together as a single class and on an as converted basis)), all assets and funds resulting from such Liquidation Event or Deemed Liquidation Event that are legally available for distribution to the Members of the Company (after satisfaction of all creditors’ claims and claims that may be preferred by law including those related to employees and taxation) shall be distributed to the Members of the Company as follows:

(a)                                 First, the holders of the Series C Preferred Shares then outstanding shall be entitled to receive with respect to each Series C Preferred Share held by such holder, on parity with each other and prior and in preference to any distribution of any of the assets or funds of the Company to the holders of Series B Preferred Shares, Series A Preferred Shares or Ordinary Shares by reason of their ownership of such shares, the amount equal to 100% of its Original Issue Price. If the assets and funds thus distributed among the holders of the Series C Preferred Shares shall be insufficient to permit the payment to such holders of the full amounts payable pursuant to this subparagraph (a), then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series C Preferred Shares in proportion to the amount each such holder is otherwise entitled to receive pursuant to this subparagraph (a).

(b)                                 Second, if there are any assets or funds remaining after the payment has been distributed or paid in full to the holders of the Series C Preferred Shares pursuant to Section 12.11(i)(a), the holders of the Series B Preferred Shares then outstanding shall be entitled to receive with respect to each Series B Preferred Share held by such holder, on parity with each other and prior and in preference to any distribution of any of the assets or funds of the Company to the holders of Series A Preferred Shares or Ordinary Shares by reason of their ownership of such shares, the amount equal to 100% of its Original Issue Price. If the assets and funds thus distributed among the holders of the Series B Preferred Shares shall be insufficient to permit the payment to such holders of the full amounts payable pursuant to this subparagraph (b), then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series B Preferred Shares in proportion to the amount each such holder is otherwise entitled to receive pursuant to this subparagraph (b).

(c)                                  Third, if there are any assets or funds remaining after the payment has been distributed or paid in full to the holders of the Series B Preferred Shares pursuant to Section 12.11(i)(b), the holders of the Series A Preferred Shares then outstanding shall be entitled to receive with respect to each Series A Preferred Share held by such holder, on parity with each other and prior and in preference to any distribution of any of the assets or funds of the Company to the holders of Ordinary Shares by reason of their ownership of such shares, the amount equal to 100% of its Original Issue Price. If the assets and funds thus distributed among the holders of the Series A Preferred Shares shall be insufficient to permit the payment to such holders of the full amounts payable pursuant to this subparagraph (c), then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Shares in proportion to the amount each such holder is otherwise entitled to receive pursuant to this subparagraph (c).

(d)                                 Fourth, if there are any assets or funds remaining after the payment has been distributed or paid in full to the holders of the Series A Shares pursuant to Section 12.11(i)(c), the holders of the Series C Preferred Shares shall be entitled to receive with respect to each Series C Preferred Share by reason of their ownership of such shares a simple interest accruing on such Series C Preferred Share at 6% of its Original Issue Price per annum from the date of issuance of such Series C Preferred Share to the date of distribution of such amount. If the assets and funds thus distributed among the holders of the Series C Preferred Shares shall be insufficient to permit the payment to such holders of the full amounts payable pursuant to this subparagraph (d), then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series C Preferred Shares in proportion to the amount each such holder is otherwise entitled to receive pursuant to this subparagraph (d).

(e)                                  Fifth, if there are any assets or funds remaining after the payment has been distributed or paid in full to the holders of the Series C Preferred Shares pursuant to Section 12.11(i)(d), the holders of the Series B Preferred Shares shall be entitled to receive with respect to each Series B Preferred Share by reason of their ownership of such shares a simple interest accruing on such Series B Preferred Share at 6% of its Original Issue Price per annum from the date of issuance of such Series B Preferred Share to the date of distribution of such amount. If the assets and funds thus distributed among the holders of the Series B Preferred Shares shall be insufficient to permit the payment to such holders of the full amounts payable pursuant to this subparagraph (e), then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series B Preferred Shares in proportion to the amount each such holder is otherwise entitled to receive pursuant to this subparagraph (e).

(f)                                   Sixth, if there are any assets or funds remaining after the payment has been distributed or paid in full to the holders of the Series B Shares pursuant to Section 12.11(i)(e), the holders of the Series A Preferred Shares shall be entitled to receive with respect to each Series A Preferred Share by reason of their ownership of such shares a simple interest accruing on such Series A Preferred Share at 6% of its Original Issue Price per annum from the date of issuance of such Series A Preferred Share to the date of distribution of such amount. If the assets and funds thus distributed among the holders of the Series A Preferred Shares shall be insufficient to permit the payment to such holders of the full amounts payable pursuant to this subparagraph (f), then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Shares in proportion to the amount each such holder is otherwise entitled to receive pursuant to this subparagraph (f).

(g)                                  Seventh, if there are any assets or funds remaining after the payment has been distributed or paid in full to the applicable holders of each series of Preferred Shares pursuant to Sections 12.11(i)(a) through 12.11(i)(f), the remaining assets and funds of the Company available for distribution to the Members of the Company shall be distributed ratably among all Members according to the relative number of Ordinary Shares held by such Member (treating for this Section 12.11(i)(g) all Preferred Shares as if they had been converted to Ordinary Shares immediately prior to such Liquidation Event or Deemed Liquidation Event of the Company). If the assets and funds thus distributed among all Members shall be insufficient to permit the payment to such holders of the full amounts payable pursuant to this subparagraph (g), then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among all Members in proportion to amount each such Member is otherwise entitled to receive pursuant to this subparagraph (g).

(ii)                                  Trade Sale. Notwithstanding Section 12.11(i) above, in the event that the valuation of the Company implied in a Deemed Liquidation Event or Liquidation Event is no less than US$650 million, all assets and funds resulting from such Liquidation Event or Deemed Liquidation Event that are legally available for distribution to the Members (after satisfaction of all creditors’ claims and claims that may be preferred by law including those related to employees and taxation) shall be distributed ratably among all Members of the Company according to the relative number of Ordinary Shares held by such Member (treating for this Section 12.11(ii) all Preferred Shares as if they had been converted to Ordinary Shares immediately prior to such Deemed Liquidation Event or Liquidation Event of the Company) without applying to liquidation distribution method set forth in Section 12.11(i).

(iii)                               Valuation of Properties. In the event the Company proposes to distribute assets other than cash in connection with a Liquidation Event or a Deemed Liquidation Event, the value of the assets to be distributed to the Members shall be determined in good faith by the Board; provided that any securities not subject to investment letter or similar restrictions on free marketability shall be the fair market value thereof as determined in good faith by the Board; provided further that the method of valuation of securities subject to investment letter or other restrictions on free marketability shall be adjusted to make an appropriate discount from the market value of the securities not subject to investment letter or similar restrictions on free marketability to reflect the fair market value thereof as determined in good faith by the Board. Regardless of the foregoing, the Majority Investors shall have the right to challenge any determination by the Board of value pursuant to this Section 12.11(iii), in which case the determination of value shall be made by an independent appraiser selected jointly by the Board and the Majority Investors, with the cost of such appraisal to be borne by the Company.

(iv)                              Allocation of Escrow and Contingent Consideration. In the event of a Deemed Liquidation Event, if any portion of the consideration payable to the Members is payable only upon satisfaction of contingencies (the “Additional Consideration”), the agreement entered into with the Persons providing the consideration in connection with such Deemed Liquidation Event shall provide that (a) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the Members in accordance with Section 12.11(i) as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event; and (b) any Additional Consideration which becomes payable to the Members upon satisfaction of such contingencies shall be allocated among the Members in accordance with Section 12.11(i) after taking into account the previous payment of the Initial Consideration as part of the same transaction. For the purposes of this Section 12.11(iv), consideration placed into escrow or retained as holdback to be available for satisfaction of indemnification or similar obligations in connection with such Deemed Liquidation Event shall be deemed to be Additional Consideration.

(v)                                 Notices. In the event that the Company shall propose at any time to consummate a Liquidation Event of the Company or a Deemed Liquidation Event, then, in connection with each such event, subject to any necessary approval required in the Statute, this Agreement and the Restated Memorandum and Articles, the Company shall send to all holders of the Preferred Shares at least ten (10) days prior written notice of the date when the same shall take place; provided, however, that the foregoing notice periods may be shortened or waived with the vote or written consent of the Majority Investors.

(vi)                              Enforcement. In the event the requirements of this Section 12.11 are not complied with, the Company shall, to the extent permitted by the Statute, forthwith either (i) cause the closing of the applicable transaction to be postponed until such time as the requirements of this Section 12.11 have been complied with, or (ii) cancel such transaction.

(vii)                           Cancellation of Dividend. In the event of a Liquidation Event or a Deemed Liquidation Event, all declared and unpaid dividend to the members of the Company shall be cancelled and no member shall be entitled to payment of any such dividends.

12.12                 Repurchase Right.

(i)                                     Request for Repurchase. Subject to the terms and conditions of this Section 12.12 and the provisions of applicable law, if the Company fails to consummate a Qualified IPO or complete a Deemed Liquidation Event, each duly approved in accordance with this Agreement and the Restated Memorandum and Articles on or before March 31, 2025 (the “QIPO Date”), upon the written request issued within one hundred and eighty (180) days after the QIPO Date by the holders of the majority of outstanding Series A Preferred Shares with respect to the shares of Series A Preferred Shares held by such holders (such holders, the “Requesting Series A Holders”), holders of the majority of the outstanding Series B Preferred Shares with respect to the shares of Series B Preferred Shares held by such holders (such holders, the “Requesting Series B Holders”), or holders of the majority of the outstanding Series C Preferred Shares with respect to the shares of Series C Preferred Shares held by such holders (such holders, the “Requesting Series C Holders”) (each such repurchase request, a “Repurchase Request”), the Company shall, on the date within sixty (60) Business Days upon receipt of any Repurchase Request (the “Repurchase Date”), repurchase out of funds legally available thereof, such number of Preferred Shares that such Requesting Series A Holders, Requesting Series B Holders or Requesting Series C Holders (as applicable) request to be repurchased which have not been converted into Ordinary Shares (the “Repurchased Shares”); provided that, (i) the Company shall, within ten (10) Business Days following the receipt of such Repurchase Request made by the Requesting Series A Holders, provide a notice (the “Series A Repurchase Notice”) to each of the other holders of the outstanding Series A Preferred Shares, and each such other holder of outstanding Series A Preferred Shares shall have a right to elect to have any or all of its Series A Preferred Shares to be repurchased by the Company on the Repurchase Date by delivering to the Company a written notice requesting such repurchase no later than ten (10) Business Days following its receipt of the Series A Repurchase Notice, and the Company shall be obligated to repurchase such shares on the Repurchase Date on the same terms and conditions of the repurchase of the Series A Preferred Shares held by the Requesting Series A Holders; (ii) the Company shall, within ten (10) Business Days following the receipt of such Repurchase Request made by the Requesting Series B Holders, provide a notice (the “Series B Repurchase Notice”) to each of the other holders of the outstanding Series B Preferred Shares, and each such other holder of outstanding Series B Preferred Shares shall have a right to elect to have any or all of its Series B Preferred Shares to be repurchased by the Company on the Repurchase Date by delivering to the Company a written notice requesting such repurchase no later than ten (10) Business Days following its receipt of the Series B Repurchase Notice, and the Company shall be obligated to repurchase such shares on the Repurchase Date on the same terms and conditions of the repurchase of the Series B Preferred Shares held by the Requesting Series B Holders; and (iii) the Company shall, within ten (10) Business Days following the receipt of such Repurchase Request made by the Requesting Series C Holders, provide a notice (the “Series C Repurchase Notice”) to each of the other holders of the outstanding Series C Preferred Shares, and each such other holder of outstanding Series C Preferred Shares shall have a right to elect to have any or all of its Series C Preferred Shares to be repurchased by the Company on the Repurchase Date by delivering to the Company a written notice requesting such repurchase no later than ten (10) Business Days following its receipt of the Series C Repurchase Notice, and the Company shall be obligated to repurchase such shares on the Repurchase Date on the same terms and conditions of the repurchase of the Series C Preferred Shares held by the Requesting Series C Holders.

Each such series of Preferred Shares called for repurchase as provided above shall be repurchased in cash at the Repurchase Price of such series of Preferred Shares and shall be paid from any source of funds legally available therefor.

(ii)                                  Withdrawal or Termination of Request. A Repurchase Request may be withdrawn or terminated by the requesting Shareholders, but only with respect to the Shares of such series of Preferred Shares that had not been repurchased in full in cash as of the date such request for withdrawal or termination is made.

(iii)                               Repurchase Price. The repurchase price for each Preferred Share shall be an amount in cash equal to 100% of the applicable Original Issue Price for the applicable series of Preferred Shares plus any declared but unpaid dividends thereon (the “Repurchase Price”).

(iv)                              Insufficient Legally Available Fund. Notwithstanding any other provision set forth in this Section 12.12, if upon any Repurchase Date scheduled for the repurchase of Preferred Shares, the funds and assets of the Company legally available to repurchase such Shares shall be insufficient to repurchase all such Preferred Shares then scheduled to be repurchased, then:

(1)         the holders of such Preferred Shares to be repurchased shall share ratably in any repurchase in proportion to the respective Repurchase Prices that would otherwise be payable in respect of such Preferred Shares held and elected to be repurchased by them upon such repurchase if all amounts payable on or with respect to such Preferred Shares were paid in full; and

(2)         any Preferred Shares not repurchased shall be carried forward and shall be repurchased (together with any other Preferred Shares then scheduled to be repurchased) at the next such scheduled Repurchase Date to the full extent of legally available funds of the Company at such time.

Any such Preferred Shares not repurchased shall continue to be so carried forward until repurchased. Preferred Shares that are subject to repurchase hereunder but have not been repurchased due to insufficient legally available funds and assets of the Company shall continue to be outstanding and entitled to all dividend, liquidation, conversion and other rights, powers and preferences of the Preferred Shares respectively until three (3) days prior to the Repurchase Date upon which such Preferred Shares have been converted or repurchased.

(v)                                 Repurchase Notice. At least twenty (20) days prior to the Repurchase Date, written notice in accordance with the provisions hereof shall be given by the Company to each Shareholder (at the close of business on the Business Day next preceding the day on which notice is given), notifying such Shareholder of (a) the repurchase to be effected, (b) specifying the Repurchase Date(s), the applicable Repurchase Price, the number of Repurchased Shares, the place at which payment may be obtained and the date on which such holder’s conversion rights as to such Preferred Shares terminate (which date shall be three (3) days prior to each Repurchase Date with respect to the Preferred Shares to be repurchased on that date) and (c) calling upon holders of Repurchased Shares to surrender to the Company, in the manner and at the place designated, the certificate or certificates representing the Repurchased Shares (the “Repurchase Notice”).

(vi)                              Surrender of Certificates. On or before each designated Repurchase Date, each holder of a series of Preferred Shares to be repurchased shall (unless such holder has previously exercised such holder’s right to convert such Preferred Shares into Ordinary Shares as provided in Article 7.3 of the Restated Memorandum and Articles), surrender the certificate(s) representing such Shares of such series of Preferred Shares to be repurchased to the Company, in the manner and at the place designated in the Repurchase Notice, and thereupon the Repurchase Price for such Preferred Shares shall be payable to the order of the person whose name appears in the Register of Members as the owner thereof, and each surrendered certificate shall be cancelled and retired. If less than all of the Preferred Shares represented by such certificate are repurchased, then the Company shall promptly issue a new certificate representing the Preferred Shares not repurchased.

(vii)                           Effect of Repurchase. If the Repurchase Notice shall have been duly given for a series of Preferred Shares, and if on any Repurchase Date the Repurchase Price for such series of Preferred Shares to be repurchased thereon is either paid or made available for payment through the deposit arrangements specified in Section 12.12(viii) hereof, then notwithstanding that the certificates evidencing any of the such Preferred Shares so called for repurchase on such Repurchase Date shall not have been surrendered, such Preferred Shares shall not thereafter be transferred on the Company’s books and the rights of all of the holders of such Preferred Shares with respect to such Preferred Shares shall terminate on such Repurchase Date, except only the right of the holders to receive the Repurchase Price from the Company or the payment agent, without interest, upon surrender of their certificate(s) therefor.

(viii)                        Deposit of Repurchase Price. On or prior to the Repurchase Date for any Preferred Shares, the Company may, at its option, deposit with an independent payment agent, a sum equal to the aggregate Repurchase Price for all Shares of each series of Preferred Shares called for repurchase on that Repurchase Date and not yet repurchased, with irrevocable instructions and authority to the payment agent to pay, on or after the Repurchase Date, the Repurchase Price to the respective holders of Preferred Shares upon the surrender of their share certificates. The deposit shall constitute full payment of the Preferred Shares called for repurchase on that Repurchase Date to their holders, and from and after the such Repurchase Date, such Preferred Shares shall be deemed to be repurchased and no longer outstanding, provided that the terms and conditions of such deposit and irrevocable instructions and authority to the payment agent are to the reasonable satisfaction of the holder(s) of the Repurchase Shares. Any funds so deposited and unclaimed at the end of one (1) year from such Repurchase Date shall be released or repaid to the Company, after which time the holders of Preferred Shares called for repurchase who have not claimed such funds shall be entitled to receive payment of the Repurchase Price only from the Company.

(ix)                              Alternative to Company Repurchase. Notwithstanding the provisions of this Section 12.12, the Company is entitled to satisfy its repurchase obligations with respect to any portion of the Preferred Shares subject to a Repurchase Request pursuant to this Section 12.12 by causing one or more third party Persons to purchase such Preferred Shares at the Repurchase Price within sixty (60) Business Days upon the receipt of the Repurchase Request.

12.13                 Compliance with Laws

The Group Companies agree and covenant to make reasonable efforts to ensure that each of the Group Companies shall, at their own costs and expenses, fully comply with all applicable Laws and regulations of the jurisdiction of its incorporation as well as all requirements of the competent Governmental Authorities with respect to their conducting of business in all material respects, on a continuing basis, including but not limited to, tax regulations, anti-money laundry laws and regulations, the SAFE Regulations, OFAC regulations and other applicable sanctions laws and regulations, as amended, and any similar statute or law, rule, regulation, official policy, interpretation or pronouncement of any Governmental Authority.

12.14                 Role of Series C Shareholders

(i)                                     Use the name or brand of the Investors. Without the written consent of the Series C Shareholders, the Company, its Subsidiaries and their shareholders (excluding the Series C Shareholders), shall not use the name or brand of any Series C Shareholder or its Affiliates, claim itself as a partner of such Series C Shareholder or its Affiliates, or make any similar representations. Without the written approval of the Series C Shareholders, the Company, its Subsidiaries and their shareholders (excluding the Series C Shareholders), shall not make or cause to be made, any press release, public announcement or other disclosure to any third party, whether in marketing materials or not, in respect of this Agreement or any Series C Shareholder’s subscription of share interest of the Company.

(ii)                                  Conflicts of Interest. Each Party hereto acknowledges that a representative of the relevant Series C Shareholders or their Affiliates is expected to serve as a director of the Board. Each Party hereto acknowledges that each Series C Shareholder and its Affiliates manage a separate investment business, such roles involve an inherent conflict of interest, and agree that each Series C Shareholder, its Affiliates and their representatives shall have no liability attributable to such conflicts of interest. Nevertheless, the Parties approve the roles of each Series C Shareholder and its Affiliates as described above.

12.15                 Non-Competition

The Founder undertakes and covenants to the Investors that commencing from the date of this Agreement until the later of (x) the expiry of the twelve (12) months’ period after the date he ceases to be employed by any Group Company, and (y) the expiry of the twelve (12) months’ period after the date when he does not hold or beneficially own any shares or securities of any Group Company (the “Non-Competition Period”), he will not, without the prior written consent of the Investors, either on his own account or through any of his Affiliates, or in conjunction with or on behalf of any other Person: (i) carry out, be engaged, concerned or interested directly or indirectly whether as shareholder, director, employee, partner, agent or otherwise in any business in competition with, or otherwise related to, the Business engaged by any Group Company (except for a passive investment of less than two percent (2%) of the stock of any publicly traded company that engages in the foregoing); (ii) solicit or entice away or attempt to solicit or entice away from any Group Company, any Person, firm, company or organization who is an employee, customer, client, representative, agent or correspondent of such Group Company.

13.                               Miscellaneous.

13.1                        Termination.

This Agreement shall terminate (i) upon mutual consent of the Parties hereto, or (ii) with respect to a Party which is a shareholder of the Company, when such shareholder no long holds any Shares. If this Agreement terminates, the Parties shall be released from their obligations under this Agreement, except in respect of any obligation stated, explicitly or otherwise, to continue to exist after the termination of this Agreement (including without limitation those under Sections 2 through 6, 12.14, Section 12.15 and Section 13). If any Party breaches this Agreement before the termination of this Agreement, it shall not be released from its obligations arising from such breach on termination.

13.2                        Further Assurances.

Upon the terms and subject to the conditions herein, each of the Parties hereto agrees to use its commercially reasonable efforts to take or cause to be taken all action, to do or cause to be done, to execute such further instruments, and to assist and cooperate with the other Parties hereto in doing, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

13.3                        Assignments and Transfers; No Third Party Beneficiaries.

Except as otherwise provided herein, this Agreement and the rights and obligations of the Parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives, but shall not otherwise be for the benefit of any third party. The Parties do not intend that any term of this Agreement should be enforceable, by virtue of the Contracts (Rights of Third Parties) Ordinance (Cap. 623 of the Laws of Hong Kong), by any Person who is not a party to this Agreement. The rights of any Investor hereunder (including, without limitation, the registration rights) are assignable (together with the related obligations) to a third party in connection with the transfer of Equity Securities of the Company held by such Investor, and any such transferee shall execute and deliver to the Company a deed of adherence or joinder becoming a party hereto as an “Investor” subject to the terms and conditions hereof (if not already so bound); provided, that in connection with any transfer of Preferred Shares by an Investor to a third party, such Investor’s rights under Sections 10.1(i) and 10.1(ii) in this Agreement may not be assigned to such third party transferee without prior approval of the Board. Any holder of Ordinary Shares transferred pursuant to the Restated Right of First Refusal & Co-Sale Agreement shall execute and deliver to the Company a deed of adherence or joinder becoming a party hereto as an “Ordinary Shareholder” subject to the terms and conditions hereof (if not already so bound). This Agreement and the rights and obligations of each other Party hereunder shall not otherwise be assigned without the mutual written consent of the other Parties except as expressly provided herein.

13.4                        Governing Law.

This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the Laws of Hong Kong, without regard to the conflicts of law provisions of Hong Kong or of any other state.

13.5                        Dispute Resolution.

(i)                                     Any dispute, controversy, difference or claim (each, a “Dispute”) arising out of or relating to this Agreement, or the interpretation, breach, termination, validity or invalidity thereof, shall be referred to arbitration upon the demand of either party to the dispute with notice (the “Arbitration Notice”) to the other.

(ii)                                  The Dispute shall be settled by arbitration in Hong Kong administered by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “HKIAC Rules”) in force when the Arbitration Notice is submitted. There shall be three (3) arbitrators. The HKIAC council shall select the arbitrators, who shall be qualified to practice law in Hong Kong.

(iii)                               The arbitral proceedings shall be conducted in English.

(iv)                              The costs of arbitration shall be borne by the losing party, unless otherwise determined by the arbitral tribunal.

(v)                                 The award of the arbitral tribunal shall be final and binding upon the parties thereto, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

(vi)                              The arbitral tribunal shall decide any Dispute submitted by the parties to the arbitration strictly in accordance with the substantive Laws of Hong Kong (without regard to principles of conflict of Laws thereunder) and shall not apply any other substantive Law.

(vii)                           Any Party to the Dispute shall be entitled to seek interim measures of protection and emergency relief, if possible, from any court of competent jurisdiction in accordance with the applicable Laws of that jurisdiction.

(viii)                        When any Dispute occurs and when any Dispute is under arbitration, except for the matters in Dispute, the Parties shall continue to fulfill their respective obligations and shall be entitled to exercise their rights under this Agreement.

13.6                        Notices.

Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to the address of the relevant Party as shown on Schedule B (or at such other address as such Party may designate by fifteen (15) days’ advance written notice to the other Parties to this Agreement given in accordance with this Section). Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a written confirmation of delivery, and to have been effected at the earlier of (i) delivery (or when delivery is refused) and (ii) expiration of two (2) Business Days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid, if such day is a Business Day and if sent during normal business hours of the recipient, otherwise the next Business Day. Notwithstanding the foregoing, to the extent a “with a copy to” address is designated, notice must also be given to such address in the manner above for such notice, request, consent or other communication hereunder to be effective.

13.7                        Expenses.

If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing Party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such Party may be entitled.

13.8                        Rights Cumulative; Specific Performance.

Each and all of the various rights, powers and remedies of a Party hereto will be considered to be cumulative with and in addition to any other rights, powers and remedies which such Party may have at Law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such Party. Without limiting the foregoing, the Parties hereto acknowledge and agree irreparable harm may occur for which money damages would not be an adequate remedy in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to injunctive relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

13.9                        Successor Indemnification.

If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, in each case as duly approved by the Board and the Members in accordance with this Agreement and the Restated Memorandum and Articles, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board as in effect immediately before such transaction, whether such obligations are contained in the Restated Memorandum and Articles, or elsewhere, as the case may be.

13.10                 Severability.

In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If, however, any provision of this Agreement shall be invalid, illegal, or unenforceable under any such applicable Law in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such Law, or, if for any reason it is not deemed so modified, it shall be invalid, illegal, or unenforceable only to the extent of such invalidity, illegality, or limitation on enforceability without affecting the remaining provisions of this Agreement, or the validity, legality, or enforceability of such provision in any other jurisdiction.

13.11                 Amendments and Waivers.

Any provision in this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (i) the Company; (ii) the Majority Investors; and (iii) Persons holding at least a majority of the Ordinary Shares held by the Parties hereto; provided, however, that (1) no amendment or waiver shall be effective or enforceable in respect of a holder of any class or series of Shares if such amendment or waiver affects such holder materially and adversely differently from the other holders of the same class or series of Shares unless such holder consents in writing to such amendment or waiver, (2) any provision that specifically and expressly gives a right to a named Investor shall not be amended or waived without the prior written consent of such named Investor, and (3) any amendment that imposes any additional obligation or restriction on the Series C-3 Shareholder, regardless of whether as a named Investor or by virtue of its holding of Shares in the Company, shall require the written consent of the Series C-3 Shareholder. Notwithstanding the foregoing, any Party hereunder may waive any of its/his rights hereunder without obtaining the consent of any other Parties. Any amendment or waiver effected in accordance with this Section shall be binding upon all the Parties hereto.

13.12                 No Waiver.

Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.

13.13                 Delays or Omissions.

No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

13.14                 No Presumption.

The Parties acknowledge that any applicable Law that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived. If any claim is made by a Party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any Party or its counsel.

13.15                 Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13.16                 Entire Agreement.

This Agreement (including the Exhibits hereto) constitutes the full and entire understanding and agreement among the Parties with regard to the subjects hereof, and supersedes all other agreements between or among any of the Parties with respect to the subject matter hereof.

13.17                 Agreement Controlling.

In the event of any conflict or inconsistency between any of the terms of this Agreement and any of the terms of any of the Charter Documents for any of the Group Companies, or in the event of any dispute related to any such Charter Document, the terms of this Agreement shall prevail in all respects, the Parties (other than the Company) shall give full effect to and act in accordance with the provisions of this Agreement over the provisions of the Charter Documents, and the Parties hereto (other than the Company) shall exercise all voting and other rights and powers (including to procure any required alteration to such Charter Documents to resolve such conflict or inconsistency) to make the provisions of this Agreement effective, and not to take any actions that impair any provisions in this Agreement.

In the event of inconsistency between the Restated Memorandum and Articles, the Restated Right of First Refusal & Co-Sale Agreement and this Agreement, this Agreement shall prevail.

13.18                 Aggregation of Shares.

All Shares held or acquired by any Affiliates shall be aggregated together for the purpose of determining the availability of any rights of any Investor under this Agreement.

13.19                 Use of English Language.

This Agreement has been executed and delivered in the English language. Any translation of this Agreement into another language shall have no interpretive effect. All documents or notices to be delivered pursuant to or in connection with this Agreement shall be in the English language or, if any such document or notice is not in the English language, accompanied by an English translation thereof, and the English language version of any such document or notice shall control for purposes thereof.

13.20                 Effective Date.

This Agreement shall only take effect and become binding on and enforceable against the Parties subject to and upon the Closing as defined in the Share Purchase Agreement.

13.21                 Amendment of Prior Agreement.

The Company, the Ordinary Shareholders, the Series A Shareholders, the Series B Shareholders, and the Series C Shareholders, consisting of all of the parties to the Prior Agreement, hereby amend and restate the Prior Agreement by entering this Agreement on the terms and conditions set forth herein, which shall amend, restate, supersede and replace in its entirety the Prior Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

COMPANY:

Adagene Inc.

	By:	/s/ Peter Peizhi Luo
	Name:	Peter Peizhi Luo
	Title:	Director

HOLDCO SUBSIDIARY:

Adagene (Hong Kong) Limited (天演藥業(香港)有限公司)

	By:	/s/ Peter Peizhi Luo
	Name:	Peter Peizhi Luo
	Title:	Director

WFOE:

Adagene (Suzhou) Limited
(Company Seal)
(天演葯业(苏州)有限公司)
(seal)

	By:	/s/ Peter Peizhi Luo
	Name:	Peter Peizhi Luo
Title:

[Adagene Inc. — Fifth Amended and Restated Shareholders Agreement — Signature Page]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

US SUBSIDIARY:

Adagene Incorporated

	By:	/s/ Peter Peizhi Luo
	Name:	Peter Peizhi Luo
	Title:	Director

AUSTRALIAN SUBSIDIARY:

ADAGENE AUSTRALIA PTY LTD

	By:	/s/ Peter Peizhi Luo
	Name:	Peter Peizhi Luo
	Title:	Director

[Adagene Inc. — Fifth Amended and Restated Shareholders Agreement — Signature Page]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

HOLDERS OF ORDINARY SHARES AND SERIES A-l PREFERRED SHARES:

/s/ Peter Peizhi Luo
Peter Peizhi Luo

[Adagene Inc. — Fifth Amended and Restated Shareholders Agreement — Signature Page]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

HOLDERS OF ORDINARY SHARES AND SERIES A-l PREFERRED SHARES:

/s/ Ge Li
Ge Li

[Adagene Inc. — Fifth Amended and Restated Shareholders Agreement — Signature Page]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

HOLDERS OF ORDINARY SHARES, SERIES A-l, SERIES A-2 AND SERIES B PREFERRED SHARES:

ASIA VENTURES II L.P.
By: Asia Partners II, L.P., its General Partner
By: Eight Roads GP. as General Partner

By:	/s/ Matthew Heath
Name:	Matthew Heath
Title:	Director

[Adagene Inc. — Fifth Amended and Restated Shareholders Agreement — Signature Page]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

HOLDERS OF ORDINARY SHARES. SERIES A-l. SERIES A-2 AND SERIES B PREFERRED SHARES:

F-Prime Capital Partners Healthcare Fund III LP
By: F-Prime Capital Partners Healthcare Advisors Fund III LP, its sole General Partner
By: Impresa Management LLC, its sole General Partner

By:	/s/ Mary Bevelock Pendergast
Name:	Mary Bevelock Pendergast
Title:	Vice President

Address:
F-Prime Capital Partners Healthcare Fund III LP
c/o F-Prime Capital Partners
One Main Street, 13th Floor
Cambridge, MA 02142

[Adagene Inc. — Fifth Amended and Restated Shareholders Agreement — Signature Page]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

HOLDERS OF ORDINARY SHARES. SERIES A-l, SERIES A-2 AND SERIES B PREFERRED SHARES:

WUXI PHARMATECH HEALTHCARE FUND I L.P.
By WuXi PharmaTech Fund I General Partner L.P., its general partner
By WuXi PharmaTech Investments (Cayman) Inc., its general partner

By:	/s/ Edward Hu
Name:	Edward Hu
Title:	CFO / Authorized Signatory

[Adagene Inc. — Fifth Amended and Restated Shareholders Agreement — Signature Page]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

SERIES B INVESTORS:

JSR LIMITED

	By:	/s/ Dongmei Ji
	Name:	Dongmei Ji
	Title:	Authorized Signatory

[Adagene Inc. — Fifth Amended and Restated Shareholders Agreement — Signature Page]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

HOLDERS OF SERIES B AND SERIES C-l PREFERRED SHARES:

New World TMT Limited

By:	/s/ Wong Chi Chiu Albert
Name:	Wong Chi Chiu Albert
Title:	Director

[Adagene Inc. — Fifth Amended and Restated Shareholders Agreement — Signature Page]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

SERIES C SHAREHOLDERS:

SCC Venture VI Holdco, Ltd.

	By:	/s/ Ip Siu Wai Eva
	Name:	Ip Siu Wai Eva
	Title:	Authorized Signatory

[Adagene Inc. — Fifth Amended and Restated Shareholders Agreement — Signature Page]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

SERIES C SHAREHOLDERS:

Gopher Harvest Co-Investment Fund LP

	By:	/s/ Yin Zhe
	Name:	Yin Zhe
	Title:	Director

[Adagene Inc. — Fifth Amended and Restated Shareholders Agreement — Signature Page]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

SERIES C SHAREHOLDERS:

AVICT GLOBAL HOLDINGS LIMITED

For and on behalf of
AVICT Global Holdings Limited

	By:	/s/ Jing Xiong
	Name:	Jing Xiong
	Title:	Authorized Signatory

[Adagene Inc. — Fifth Amended and Restated Shareholders Agreement — Signature Page]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

SERIES C SHAREHOLDERS:

KING STAR MED LP

	By:	/s/ Xianghong Lin
	Name:	Xianghong Lin
	Title:	Authorized Signatory

[Adagene Inc. — Fifth Amended and Restated Shareholders Agreement — Signature Page]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

SERIES C SHAREHOLDERS:

Chief Strategic International Limited

	By:	/s/ Fu Chi Kong
	Name:	Fu Chi Kong
	Title:	Director

[Adagene Inc. — Fifth Amended and Restated Shareholders Agreement — Signature Page]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

SERIES C SHAREHOLDERS:

Mega Prime Development Limited

	By:	/s/ Wang Jianping
	Name:	Wang Jianping
	Title:	Director

[Adagene Inc. — Fifth Amended and Restated Shareholders Agreement — Signature Page]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

SERIES C SHAREHOLDERS:

Modest Champion Limited

	By:	/s/ Lin Lei /s/ Xie Jia
	Name:	Lin Lei, Xie Jia
	Title:	Authorized Signatories

[Adagene Inc. — Fifth Amended and Restated Shareholders Agreement — Signature Page]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

SERIES C SHAREHOLDERS:

Poly Platinum Enterprises Limited

	By:	/s/ Yuezhong Li
Name:
Title:

[Adagene Inc. — Fifth Amended and Restated Shareholders Agreement — Signature Page]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

SERIES C SHAREHOLDERS:

GENERAL ATLANTIC SINGAPORE AI PTE. LTD.

	By:	/s/ Ong Yu Huat
	Name:	Ong Yu Huat
	Title:	Director

[Adagene Inc. — Fifth Amended and Restated Shareholders Agreement — Signature Page]

SCHEDULE A-1

LIST OF ORDINARY SHAREHOLDERS

Schedule A-1 to Fifth Amended and Restated Shareholders Agreement

SCHEDULE A-2

LIST OF SERIES A-1 SHAREHOLDERS

Schedule A-2 to Fifth Amended and Restated Shareholders Agreement

SCHEDULE A-3

LIST OF SERIES A-2 SHAREHOLDERS

Schedule A-3 to Fifth Amended and Restated Shareholders Agreement

SCHEDULE A-4

LIST OF SERIES B SHAREHOLDERS

Schedule A-4 to Fifth Amended and Restated Shareholders Agreement

SCHEDULE A-5

LIST OF SERIES C-1 SHAREHOLDERS

Schedule A-5 to Fifth Amended and Restated Shareholders Agreement

SCHEDULE A-6

LIST OF SERIES C-2 SHAREHOLDERS

Schedule A-6 to Fifth Amended and Restated Shareholders Agreement

SCHEDULE A-7

LIST OF SERIES C-3 SHAREHOLDER

Schedule A-7 to Fifth Amended and Restated Shareholders Agreement

SCHEDULE B

ADDRESS FOR NOTICE

Schedule B to Fifth Amended and Restated Shareholders Agreement